                                                                     Exhibit 4.3

                           FOURTH AMENDED AND RESTATED

                                CREDIT AGREEMENT

                           Dated as of April 23, 2002

                                      among

                          WILSONS LEATHER HOLDINGS INC.

                                  as Borrower,

                          THE LENDERS SIGNATORY HERETO
                               FROM TIME TO TIME,

                                   as Lenders

                      GENERAL ELECTRIC CAPITAL CORPORATION,

               as Agent, Lender, Term Lender and Swing Line Lender

                        GECC CAPITAL MARKETS GROUP, INC.

                                as Lead Arranger

                       THE CIT GROUP/BUSINESS CREDIT, INC.

                        as Lender and Documentation Agent

                                       and

                         WELLS FARGO RETAIL FINANCE LLC

                         as Lender and Syndication Agent


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.    AMOUNT AND TERMS OF CREDIT..............................................2

1.1      Credit Facilities....................................................2
1.2      Letters of Credit....................................................6
1.3      Prepayment...........................................................6
1.4      Use of Proceeds......................................................8
1.5      Interest.............................................................8
1.6      Applicable Margins..................................................10
1.7      [Intentionally Deleted].............................................10
1.8      Cash Management Systems.............................................10
1.9      Fees................................................................10
1.10     Receipt of Payments.................................................11
1.11     Application and Allocation of Payments..............................11
1.12     Loan Account and Accounting.........................................12
1.13     Indemnity...........................................................12
1.14     Access..............................................................13
1.15     Taxes...............................................................14
1.16     Capital Adequacy: Increased Costs: Illegality.......................14
1.17     Single Loan.........................................................16
1.18     Effect On Prior Loans; Prior Credit Agreement.......................16
1.19     Eligible Inventory-Apparel..........................................17
1.20     Eligible Inventory-Luggage..........................................18
1.21     Eligible In-Transit Inventory.......................................19
1.22     Eligible Accounts...................................................20
1.23     Eligible Trade L/Cs.................................................20

2.    CONDITIONS PRECEDENT...................................................20

2.1      Conditions to Term Loan B, Initial Eligible Trade L/C
           Obligations or Letter of Credit Obligations.......................20
2.2      Further Conditions to Initial Revolving Credit Advances.............21
2.3      Further Conditions to Each Loan.....................................22

3.    REPRESENTATIONS AND WARRANTIES.........................................23

3.1      Corporate Existence; Compliance with Law............................23
3.2      Executive Offices; FEIN.............................................23
3.3      Corporate Power, Authorization, Enforceable Obligations.............23
3.4      Financial Statements and Projections................................24
3.5      Material Adverse Effect.............................................24
3.6      Ownership of Property; Liens........................................24
3.7      Labor Matters.......................................................25
3.8      Ventures, Subsidiaries and Affiliates; Outstanding
           Stock and Indebtedness............................................25
3.9      Government Regulation...............................................25
3.10     Margin Regulations..................................................26
3.11     Taxes...............................................................26
3.12     ERISA...............................................................27
3.13     No Litigation.......................................................27
3.14     Brokers.............................................................27
3.15     Intellectual Property...............................................27
3.16     Full Disclosure.....................................................28
3.17     Hazardous Materials.................................................28
3.18     Insurance...........................................................28


                                       i

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3.19     Deposit and Disbursement Accounts...................................28
3.20     Government Contracts................................................29
3.21     Landlords and Trade Relations.......................................29
3.22     Agreements and Other Documents......................................29
3.23     Solvency............................................................29

4.    FINANCIAL STATEMENTS AND INFORMATION...................................29

4.1      Reports and Notices.................................................29
4.2      Communication with Accountants......................................30

5.    AFFIRMATIVE COVENANTS..................................................30

5.1      Maintenance of Existence and Conduct of Business....................30
5.2      Payment of Obligations..............................................30
5.3      Books and Records...................................................31
5.4      Insurance: Damage to or Destruction of Collateral...................31
5.5      Compliance With Laws................................................32
5.6      Employee Plans......................................................32
5.7      Environmental Matters...............................................33
5.8      Landlords' Agreements and Bailee Letters............................33
5.9      Ownership of Inventory..............................................33
5.10     Additional Pledges..................................................33
5.11     Senior Notes........................................................34

6.    NEGATIVE COVENANTS.....................................................34

6.1      Mergers, Subsidiaries, Etc..........................................34
6.2      Investments; Loans and Advances.....................................34
6.3      Indebtedness........................................................35
6.4      Employee Loans and Affiliate Transactions...........................36
6.5      Capital Structure and Business......................................36
6.6      Guaranteed Indebtedness.............................................37
6.7      Liens...............................................................37
6.8      Sale of Stock and Assets............................................37
6.9      ERISA...............................................................38
6.10     Financial Covenants.................................................38
6.11     Hazardous Materials.................................................38
6.12     Sale-Leasebacks.....................................................38
6.13     Cancellation of Indebtedness........................................38
6.14     Restricted Payments.................................................38
6.15     Change of Corporate Name or Location; Change of Fiscal Year.........39
6.16     No Impairment of Upstreaming........................................39
6.17     Changes Relating to Senior Notes, Etc...............................39
6.18     Eligible Trade L/Cs.................................................40

7.    TERM...................................................................41

7.1      Termination.........................................................41
7.2      Survival of Obligations Upon Termination of
           Financing Arrangements............................................41

8.    EVENTS OF DEFAULT: RIGHTS AND REMEDIES.................................41

8.1      Events of Default...................................................41
8.2      Remedies............................................................43
8.3      Waivers by Credit Parties...........................................44

9.    ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT....................45

9.1      Assignment and Participations.......................................45
9.2      Appointment of Agent................................................46
9.3      Agent's Reliance, Etc...............................................47


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9.4      GE Capital and Affiliates...........................................47
9.5      Lender Credit Decision..............................................48
9.6      Indemnification.....................................................48
9.7      Successor Agent.....................................................48
9.8      Setoff and Sharing of Payments......................................49
9.9      Advances; Payments; Information; Non-Funding Lender.................50

10.   SUCCESSORS AND ASSIGNS.................................................53

10.1     Successors and Assigns..............................................53

11.   MISCELLANEOUS..........................................................53

11.1     Complete Agreement; Modification of Agreement.......................53
11.2     Amendments and Waivers..............................................54
11.3     Fees and Expenses...................................................55
11.4     No Waiver...........................................................56
11.5     Remedies............................................................57
11.6     Severability........................................................57
11.7     Conflict of Terms...................................................57
11.8     Authorized Signature................................................57
11.9     GOVERNING LAW.......................................................57
11.10    Notices.............................................................58
11.11    Section Titles......................................................59
11.12    Counterparts........................................................59
11.13    WAIVER OF JURY TRIAL................................................59
11.14    Press Releases......................................................59
11.15    Reinstatement.......................................................59
11.16    Advice of Counsel...................................................60
11.17    No Strict Construction..............................................60
11.18    Confidentiality.....................................................60

                         INDEX OF EXHIBITS AND SCHEDULES

Schedule A (Recitals)        -  Definitions
Schedule B (Section 1.2)     -  Letters of Credit
Schedule C                   -  Intentionally Omitted
Schedule D                   -  Intentionally Omitted
Schedule E (Section 1.9)     -  Cash Management System
Schedule F (Section 2.1(b))  -  Schedule of Additional Closing Documents
Schedule G (Section 4.1(a))  -  Financial Statements and Projections - Reporting
Schedule H (Section 4.1(b))  -  Collateral Reports
Schedule I (Section 6y.10)   -  Financial Covenants
Schedule J (Section 11.10)   -  Notice Addresses

Schedule 1.1                 -  Responsible Individual
Schedule 2.1(e)              -  Distribution Center Leases
Schedule 3.2                 -  Executive Offices
Schedule 3.5                 -  Financial Statements
Schedule 3.6                 -  Real Estate and Leases
Schedule 3.7                 -  Labor Matters
Schedule 3.8                 -  Ventures, Subsidiaries and Affiliates;
                                   Outstanding Stock
Schedule 3.11                -  Tax Matters
Schedule 3.12                -  ERISA Plans
Schedule 3.13                -  Litigation
Schedule 3.15                -  Intellectual Property
Schedule 3.17                -  Hazardous Materials
Schedule 3.18                -  Insurance
Schedule 3.19                -  Deposit and Disbursement Accounts
Schedule 3.20                -  Government Contracts
Schedule 3.22                -  Material Agreements
Schedule 5.1                 -  Trade Names
Schedule 6.3                 -  Indebtedness
Schedule 6.4(a)              -  Transactions with Affiliates
Schedule 6.7                 -  Existing Liens
Schedule 6.18                -  Form of Transportation Certificate
Schedule 11.8                -  Authorized Signatures

Exhibit 1.1(a)(i)            -  Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)           -  Form of Revolving Note
Exhibit 1.1(b)(i)            -  Form of Term B Note
Exhibit 1.1(c)(i)            -  Form of Notice of Swing Line Advance
Exhibit 1.1(c)(ii)           -  Form of Swing Line Note
Exhibit 1.5(e)               -  Form of Notice of Conversion/Continuation
Exhibit 4.1(b)               -  Form of Borrowing Base Certificate
Exhibit 9.1(a)               -  Form of Assignment Agreement

     This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement"), dated as of April 23, 2002 among WILSONS LEATHER HOLDINGS INC., a Minnesota corporation ("Borrower"), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), for itself, as Lender, as Term Lender, as Swing Line Lender and as Agent for Lenders, THE CIT GROUP/BUSINESS CREDIT, INC., as documentation agent and as Lender, WELLS FARGO RETAIL FINANCE LLC, as syndication agent and as Lender and the other Lenders signatory hereto from time to time.

                                    RECITALS

     WHEREAS, Borrower and Agent, certain of the Lenders signatory hereto, and the Credit Parties, are parties to a Credit Agreement dated as of May 25, 1996 (the "Initial Credit Agreement"), which was amended and restated by that certain Amended and Restated Credit Agreement dated as of May 24, 1999, by that certain Second Amended and Restated Credit Agreement dated as of October 31, 2000 and subsequently by that certain Third Amended and Restated Credit Agreement dated as of June 19, 2001 (as amended or otherwise modified prior to the date hereof, the "Prior Credit Agreement"), pursuant to which the Agent and the other Lenders party thereto provided to Borrower a Revolving Loan Commitment in the original amount of $150,000,000, which amount was subsequently increased to $190,000,000;

     WHEREAS, pursuant to the Prior Credit Agreement Borrower has outstanding certain Loans, Letters of Credit and Eligible Trade L/Cs (the "Prior Loans");

     WHEREAS, Borrower desires that the terms governing the outstanding Prior Loans be amended and restated in accordance herewith;

     WHEREAS, Borrower and Lenders agree to decrease the prior revolving credit facility to Borrower to One Hundred Eighty Million Dollars ($180,000,000), and Lenders are willing to provide Borrower with Revolving Loan Commitments in that amount upon the terms and conditions set forth herein;

     WHEREAS, Borrower desires that Lenders extend the Commitment Termination Date until June 30, 2005, and Lenders are willing to extend the Commitment Termination Date upon the terms and conditions set forth herein;

     WHEREAS, Borrower desires that Term Lender continue to provide the prior term loan facility in the principal amount equal to Twenty Five Million Dollars ($25,000,000) (the "Term Loan B") and Term Lender is willing to continue to provide Borrower with Term Loan B upon the terms and conditions set forth herein;

     WHEREAS, to secure the Obligations, Borrower granted to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of its existing and after-acquired personal property other than Equipment and Fixtures as set forth in the previously executed Security Agreement and the Supplemental Security Agreement. In addition, Borrower further secured the Obligations (including, without limitation, the repayment of the Term Loan B and the Revolving Loan) by granting to Agent, for the benefit of Agent and Lenders, a first priority perfected lien and mortgage upon (i) certain real estate of Bermans and Bentley consisting of two Distribution Centers (and the Proceeds thereof) pursuant to the Mortgages and (ii) all of the Equipment of each Credit Party (and the Proceeds thereof), as set forth in the Amended and Restated Security Agreement; and

     WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Schedule A. All Schedules, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. These Recitals shall be construed as part of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

     1.   AMOUNT AND TERMS OF CREDIT

     1.1  Credit Facilities.

     (a)  Revolving Credit Facility.

          (i) Subject to the terms and conditions hereof, each Lender agrees to make available from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Revolving Credit Advance"). The obligations of each Lender hereunder shall be several and not joint. The aggregate amount of Revolving Credit Advances outstanding shall not exceed at any time the lesser of (A) the Maximum Amount less the sum of 100% of the Letter of Credit Obligations, 100% of the Eligible Trade L/C Obligations and 100% of the Swing Line Loan outstanding and (B) the Borrowing Base, less the sum of 100% of the Letter of Credit Obligations, 100% of the Eligible Trade L/C Obligations and 100% of the Swing Line Loan outstanding at such time (such amount, subject to the limitations described in Section 1.1(a)(iv) hereof, "Borrowing Availability"). Furthermore, the Pro Rata Share of the Revolving Loan of any Lender shall not at any time exceed its separate Revolving Loan Commitment. Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(a). Each Revolving Credit Advance shall be made on notice by Borrower to the representative of the Agent identified on
     Schedule 1.1 at the address specified thereon. Those notices must be given no later than (1) Noon (Chicago time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 10:00 a.m. (Chicago time) on the date which is two (2) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Revolving Credit Advance") must be substantially in the form of Exhibit 1.1(a)(i), and must specify the requested date, the amount and type of the requested Revolving Credit Advance, and such other information as may be required by Agent and must be given in writing (by telecopy or overnight courier) or by telephone confirmed immediately in writing. Revolving Credit Advances in the form of Index Rate Loans must be in a minimum amount of $100,000 and multiples of $10,000 in excess of such amount; minimum advances and integral multiples for LIBOR Loans are set forth in Section 1.5(e). In the case of a Revolving Credit Advance that is not to be funded by a Swing Line Advance, Agent shall promptly notify each Lender of the Notice of Revolving Credit

     Advance. Notwithstanding the foregoing, any Revolving Credit Advance to Borrower which is to be used solely to repay the Swing Line Loan to Borrower may be in the aggregate principal amount of the Swing Line Loan even if less than the foregoing minimums. If Borrower desires to have the Revolving Loan bear interest by reference to a LIBOR Rate, it must comply with Section 1.5(e).

          (ii) Borrower shall execute and deliver to each Lender a promissory note to evidence the Revolving Loan and all Revolving Loan Notes outstanding under the Prior Credit Agreement shall thereupon cease to be of any force or effect. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (each a "Revolving Note" and, collectively, the "Revolving Notes"). The Revolving Notes shall represent the obligation of Borrower to pay the amount of the Revolving Loan Commitment or, if less, the applicable Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances made by the applicable Lender to Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds in Dollars on the Commitment Termination Date.

          (iii) In its discretion the Agent may (but shall have absolutely no obligation to) make Revolving Credit Advances to Borrower on behalf of the Lenders in amounts which cause the outstanding principal balance of the aggregate Revolving Credit Advances to exceed Borrowing Availability (any such excess Revolving Credit Advances are herein referred to collectively as "Overadvances"), and no such event or occurrence shall cause or constitute a waiver by Agent or Lenders of any Default or Event of Default that may result therefrom or of their right to refuse to make any further Overadvances, Revolving Credit Advances or Swing Line Advances or incur any Letter of Credit Obligations or Eligible Trade L/C Obligations at any time that an Overadvance exists or would result therefrom. In addition, Overadvances may be made even if the conditions to lending set forth in
     Section 2 have not been met. The authority of the Agent to make Overadvances is limited to an aggregate amount not to exceed an amount equal to three (3%) percent of the Revolving Loan Commitment of all Lenders at the time such Overadvance is to be made, shall not cause the sum of the Revolving Loan plus the Swing Line Loan to exceed the Maximum Amount, and may be revoked prospectively by a written notice to Agent signed by Lenders holding fifty-one percent (51%) or more of the Revolving Loan Commitments. The aggregate principal balance of all Overadvances shall bear interest at the Default Rate then applicable to Index Rate Loans. Each Overadvance shall be payable by Borrower as and when specified by Agent at the time that such Overadvance is made or, if not so specified by Agent, shall be payable on demand.

          (iv) Notwithstanding any provision to the contrary set forth herein, in no event and at no time shall the sum of the aggregate outstanding Revolving Loan plus the Swing Line Loan exceed the sum of (i) eighty five percent (85%) of the book value of Eligible Accounts, (ii) eighty five percent (85%) of the Inventory GOB Value and (iii) eighty five percent (85%) of the Trade L/C Inventory GOB Value (the "GOB Revolver Cap"). Furthermore, notwithstanding any provision to contrary set forth herein, in no event and at no time shall the sum of the aggregate outstanding Revolving Loan plus the Swing Line Loan plus the outstanding principal balance of the Term Loan B exceed the sum of (i) ninety five percent (95%) (provided that at all times during the Fiscal Months of August, September and October of each year such percentage shall be equal to one hundred percent (100%)) of the Inventory GOB Value, (ii) ninety five percent (95%) (provided that at all times during the Fiscal Months of August, September and October of each year such percentage shall be equal to one hundred percent (100%)) of the Trade L/C Inventory GOB Value and (iii) eighty five percent (85%) of the book value of Eligible Accounts (the "GOB Loans Cap").

     (b) Term Loan B.

          (i) Subject to the terms and conditions hereof, the Term Lender agrees to continue to provide a term loan (the "Term Loan B") which was previously made under the Prior Loan Agreement to Borrower in the original principal amount of the Term Loan B Commitment. The Term Loan B shall be evidenced by a promissory note substantially in the form of Exhibit 1.1(b)(i) (the "Term B Note") and Borrower shall execute and deliver the Term B Note to the Term Lender on the Closing Date, and thereupon all Term B Notes outstanding under the Prior Credit Agreement shall deemed to be replaced by such new notes. The Term B Note shall represent the obligation of Borrower to pay the amount of the Term Loan B, together with interest thereon as prescribed in Section 1.5.

          (ii) The aggregate outstanding principal balance of the Term Loan B shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full. No payment with respect to the Term Loan B may be reborrowed.

          (iii) Each payment of principal and each payment of interest with respect to the Term Loan B shall be paid to Agent for the benefit of the Term Lender.

     (c) Swing Line Facility.

          (i) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make available from time to time until the Commitment Termination Date advances (each, a "Swing Line Advance"); provided that, except as set forth in Section 2.3, no Swing Line Advance may be made after the occurrence and during the continuance of an Event of Default unless such Swing Line Advance is approved by Requisite Lenders. The aggregate amount of Swing Line Advances outstanding shall not exceed the lesser of (A) the Swing Line Commitment and (B) the Borrowing Base less the sum of the outstanding balance of the Revolving Credit Advances, 100% of outstanding Letter of Credit Obligations and 100% of outstanding Eligible Trade L/C Obligations ("Swing Line Availability"). Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this
     Section 1.1(c). In order to minimize fluctuations in the Revolving Loan balance, it is intended that the Swing Line Loan shall be the first Loan borrowed and the first Loan repaid. Each Swing Line Advance shall be made on notice by Borrower to the representative of the Agent identified on
     Schedule 1.1 at the address specified thereon. Those notices must be given no later than Noon (Chicago time) on the Business Day of the proposed Swing Line Advance. Each such notice (a "Notice of Swing Line Advance") must be substantially in the form of Exhibit 1.1(c)(i), and must specify the requested date, the amount of the requested Swing Line Advance, and such other information as may be required by Agent or the Swing Line Lender and must be given in writing (by telecopy or overnight courier) or by telephone confirmed immediately in writing.

          (ii) Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Loan, and thereupon the Swing Line Note outstanding under the Prior Credit Agreement shall deemed to be replaced by such new note. Such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(c)(ii) (the "Swing Line Note"). The Swing Line Note shall represent the obligation of Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Swing Line Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

          (iii) Refunding of Swing Line Loans. The Swing Line Lender, at any time and from time to time in its sole and absolute discretion, but not less frequently than once weekly, shall on behalf of Borrower (and Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request by telephone or telecopy each Lender (including the Swing Line Lender) to make a Revolving Credit Advance to Borrower (which initially shall be an Index Rate Loan, but may be converted to a LIBOR
     Loan) in an amount equal to such Lender's Pro Rata Share of the principal amount of the Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Unless any of the events described in Sections 8.1(h) or 8.l(i) shall have occurred (in which event the procedures of Section 1.1(c)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender, prior to 1:00 p.m. (Chicago time), in immediately available funds on the Business Day that such notice is given. The proceeds of such Revolving Credit Advances shall be immediately applied to repay the Refunded Swing Line Loan.

          (iv) Participation in Swing Line Loans. If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section 1.1(c)(iii), one of the events described in Sections 8.1 (h) or 8.1(i) shall have occurred with respect to Borrower, then, subject to the provisions of
     Section 1.1(c)(v) below, each Lender will, on the date such Revolving Credit Advance was to have been made to Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Lender will promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to such Lender a Swing Line Loan participation certificate, in form and substance reasonably satisfactory to Agent, dated the date of receipt of such funds and in such amount.

          (v) Lenders' Obligations Unconditional. Each Revolving Lender's obligation to make Revolving Credit Advances in accordance with Section 1.1(c)(iii) and to purchase participating interests in accordance with
     Section 1.1(c)(iv) shall be absolute and unconditional and shall not be affected by any of the following circumstances: (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Lender does not make available to the Swing Line Lender the amount required pursuant to Section 1.1(c)(iii) or 1.1(c)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the federal funds rate for the first two Business Days and at the Index Rate thereafter.

     (d) Reliance on Notices. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation, Notice of Swing Line Advance or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.

     1.2 Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Schedule B, Borrower shall have the right to request, and the Lenders agree to incur, Eligible Trade L/C Obligations and Letter of Credit Obligations in respect of Borrower. The aggregate Letter of Credit Obligations and Eligible Trade L/C Obligations outstanding at any time shall not exceed as of any date of determination, the lesser of (A) $75,000,000 and (B) $180,000,000 less the then outstanding Revolving Credit Advances and Swing Line Loan. In addition, the sum of 100% of the Letter of Credit Obligations and 100% of outstanding Eligible Trade L/C Obligations shall not exceed the Borrowing Base, less the then outstanding Revolving Credit Advances and Swing Line Loan. The determination of availability described in the preceding two sentences is herein referred to as "L/C Availability."

     1.3  Prepayment.

     (a) Subject to Section 1.1(a)(iii), if at any time Borrowing Availability or L/C Availability is less than zero, Borrower shall immediately repay the aggregate outstanding Revolving Credit Advances and Swing Line Advances (in such order as shall minimize the aggregate of LIBOR breakage costs and the interest costs on the Revolving Loan and/or Swing Line Loan that remains outstanding) to the extent required to eliminate such deficit. If any deficit remains after repayment in full of the aggregate outstanding Revolving Credit Advances and Swing Line Advances, Borrower shall provide cash collateral for the Letter of Credit Obligations and Eligible Trade L/C Obligations in the manner set forth in Schedule B to the extent required to eliminate such deficit.

     (b) Except as set forth in Section 1.3(f) hereof, if Ultimate Parent issues Stock, no later than the Business Day following the date of receipt of the proceeds thereof, Borrower shall prepay the Loans (other than Term Loan B) in an amount equal to such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment of Loans (other than Term Loan B) shall be applied in accordance with clause (e) below.

     (c) Borrower may at any time on at least five (5) days' (fifteen (15) days' in the case of prepayment in full of the Loans) prior written notice to Agent voluntarily prepay all or part of the Revolving Loan and/or the Swing Line Loan and permanently reduce or terminate the Revolving Loan Commitment or the Swing Line Commitment, as applicable; provided that (a) any such prepayments or reductions shall be in a minimum amount of $5,000,000 and integral multiples of $250,000 in excess of such amount, (b) such voluntary prepayments or reductions may be made or effected no more frequently than once per year following the Closing Date, (c) any partial reduction of the Revolving Loan Commitment shall result in a ratable reduction in the Swing Line Commitment, and (d) any partial reduction of the Revolving Loan Commitment to $100,000,000 or less shall result in a ratable reduction in the L/C Sublimit. Any such voluntary prepayment and any such reduction or termination of the Revolving Loan Commitment must be accompanied by the payment of any LIBOR funding breakage costs in accordance with Section 1.13(b). Upon any such prepayment in full and termination in full of the Revolving Loan Commitment and the Swing Line Commitment, Borrower's right to request Revolving Credit Advances, request that Letter of Credit Obligations or Eligible Trade L/C Obligations be incurred on its behalf, or request Swing Line Advances shall simultaneously be permanently terminated.

     (d) Except as set forth in Section 1.3(f) hereof, in the event of the receipt by any Credit Party of proceeds of any sale or other disposition of all or any portion of the Term Collateral (or the receipt of insurance or condemnation proceeds relating to such Term Collateral which have not been applied to replacement or reconstruction as provided in Section 5.4(c) and the Mortgages) then, at the option of the Term Lender, the amount equal to the net proceeds of such sale or disposition (i) shall be applied to prepayment of Term Loan B or the other Loans, in such order of application as the Term Lender shall determine, or (ii) shall be released to Borrower. The Term Lender shall exercise its option to direct application of such proceeds by notice to Borrower no later than the later of (x) the date that the applicable proceeds are received by a Credit Party or (y) thirty (30) days after the Term Lender receives written notice of the event giving rise to such option, and Borrower shall make any prepayment required hereby within two Business Days after receipt of such notice.

     (e) Any prepayments made by Borrower pursuant to clause (b) above or pursuant to Section 5.4(c) (unless otherwise set forth in this Section 1.3) shall be applied in the following order of priority, in each instance until all Obligations having a higher priority have been paid in full: first, to accrued Fees and expenses reimbursable hereunder; second, to accrued interest on the Swing Line Loan; third, to the principal balance of the Swing Line Loan; fourth, to the accrued interest on the Index Rate Loans; fifth, to the principal balance of the Index Rate Loans; sixth to accrued interest on the LIBOR Rate Loans; seventh to the principal balance of the LIBOR Rate Loans; and eighth, if L/C Availability is less than zero, to any Letter of Credit Obligations and Eligible Trade L/C Obligations of Borrower to provide cash collateral therefor in the manner set forth in Schedule B, until all such Letter of Credit Obligations and Eligible Trade L/C Obligations have been cash collateralized to the extent so required. If an Event of Default shall have occurred and be continuing, the remainder of any such prepayments shall be applied to outstanding Obligations in such order as Agent may deem appropriate, including the cash collateralization of Letter of Credit Obligations and Eligible Trade L/C Obligations. Otherwise the remainder of such prepayments shall be returned to Borrower. Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any prepayments applied to the Revolving Loan or the Swing Line Loan pursuant to the foregoing.

     (f) Notwithstanding anything herein to the contrary, proceeds from (x) the sale of equity by Ultimate Parent on or after April 10, 2002 and on or prior to June 30, 2002 and (y) the sale or sale-leaseback of Bermans' Brooklyn Park, Minnesota Distribution Center and/or Bentley's Miami, Florida Distribution Center, in each case on or prior to June 30, 2002, shall be applied as follows:
(i) the first $20,000,000 of such proceeds shall be used to repay Advances (and to the extent such Advances have been repaid, such proceeds may be retained by the Borrower as working capital) and (ii) the amount in excess of $20,000,000 shall be applied first to repay principal and interest on Term Loan B and thereafter in accordance with Section 1.3(e) hereof.

     1.4 Use of Proceeds. Borrower shall utilize the proceeds of the Revolving Credit Advances, the Term Loan B and the Swing Line Advances solely for the financing of Borrower's ordinary working capital needs, including Capital Expenditures (but excluding in any event (a) the making of any Restricted Payment not specifically permitted by Section 6.14) and (b) with respect to proceeds of Revolving Loans, the making of any payments of the principal of (i) Term Loan B and (ii) the Senior Notes (and any indebtedness permitted pursuant to Section 6.3(d) hereof).

     1.5 Interest.

     (a) Borrower shall pay interest to Agent, for the ratable benefit of Lenders, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances bearing interest at the Index Rate, at a per annum rate equal to the Index Rate plus the Applicable Index Margin, or at the election of Borrower, at a per annum rate equal to the applicable LIBOR Rate plus the Applicable LIBOR Margin, based on the aggregate Revolving Credit Advances outstanding from time to time; (ii) with respect to the Term Loan B, the Index Rate plus four percent (4%) per annum; and (iii) with respect to the Swing Line Loan at a per annum rate equal to the Commercial Paper Rate plus the Applicable Swing Line Margin.

     (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     (c) All computations of interest with respect to LIBOR Loans and the Swing Line Loan shall be made by Agent on the basis of a three hundred sixty (360) day year, for the actual number of days occurring in the period for which such interest is payable. All computations of interest with respect to Index Rate Loans, shall be made by Agent on the basis of a three hundred sixty-five (365) day year for the actual number of days elapsed. The Index Rate shall be determined each day based upon the Index Rate as in effect each day. Each determination by Agent of an interest rate hereunder shall be conclusive, absent manifest error.

     (d) So long as any Event of Default shall have occurred and be continuing, and at the election of Agent (or upon the written request of Requisite Lenders) after written notice from Agent to Borrower, the interest rates applicable to the Revolving Loan, the Term Loan B, the Swing Line Loan and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rate of interest or the rate of such Fees otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. If such notice is issued, interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default for so long as that Event of Default shall continue and shall be payable upon demand.

     (e) So long as no Default or Event of Default shall have occurred and be continuing, Borrower shall have the option to (i) request that any Revolving Credit Advance (other than an Overadvance) be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Revolving Credit Advances (including a Refunded Swing Line Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any LIBOR Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the last day of the LIBOR Period of the Loan to be continued. Any Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of such amount. Any such election must be made by 10:00 a.m. (Chicago time) on the second (2nd) Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election. If no election is received with respect to a LIBOR Loan by 10:00 a.m. (Chicago time) on the second (2nd) Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default shall have occurred and be continuing), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.5(e). Borrower shall not be entitled to request or continue any Revolving Loan as, or convert any Revolving Loan into, a LIBOR Loan unless at the time of such request, conversion or continuation, the aggregate outstanding principal balance of the Revolving Credit Advances plus the amount of the Swing Line Advances equals or exceeds $5,000,000. Not more than ten (10) LIBOR Loans shall be outstanding at any time.

     (f) Notwithstanding anything to the contrary set forth in this Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, the interest rate payable hereunder shall be the rate(s) of interest provided in Sections 1.5(a) through (e) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.5(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.11 and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

     1.6 Applicable Margins. The Applicable Swing Line Margin, Applicable Index Margin, Applicable LIBOR Margin and Applicable L/C Margin will be 2.75%, 1.50%, 2.75% and 2.25%, respectively and shall not be subject to adjustment.

     1.7 [Intentionally Deleted].

     1.8 Cash Management Systems. Borrower will maintain its existing cash management systems as described on Schedule E (the "Cash Management Systems").

     1.9 Fees.

     (a) Borrower shall pay to GE Capital, individually, the Fees specified in the GE Capital Fee Letter at the times specified for payment therein and Borrower shall pay to Agent for the benefit of certain Lenders the Fees specified in the Revolver Fee Letter at the times specified for payment therein.

     (b) As additional compensation for the Lenders having Revolving Loan Commitments, Borrower agrees to pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrower's non-use of funds (the "Non-Use Fee") in an amount equal to 0.375% per annum (calculated on the basis of a 360 day year for actual days elapsed) of the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the Revolving Loan and the Swing Line Loan outstanding during the period for which the Non-Use Fee is due.

     1.10 Receipt of Payments. Payments in the form of immediately available funds received in Agent's Collection Account before 2:00 p.m. (Chicago time) on any Business Day will be applied against the Obligations on that day. Payments received after 2:00 p.m. (Chicago time) on any Business Day shall be deemed to have been received on the next Business Day.

     1.11 Application and Allocation of Payments.

     (a) Borrower hereby irrevocably waives as to all payments from and after the Commitment Termination Date, the right to direct the application of such payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. Subject to Section 8.2, in the absence of a specific determination by Agent with respect thereto after the Commitment Termination Date and in all other instances (except as otherwise expressly provided herein), payments shall be applied in the following order of priority, in each instance until all Obligations having a higher priority have been paid in full: (1) to Fees and Agent's expenses reimbursable hereunder; (2) to accrued interest on the Swing Line Loan; (3) to the outstanding principal balance of the Swing Line Loan; (4) to accrued interest on the Revolving Loans that are Index Rate Loans;
(5) to the principal balance of the Revolving Loans that are Index Rate Loans;
(6) to accrued interest on the Revolving Loans that are LIBOR Rate Loans; (7) to the principal balance of the Revolving Loans that are LIBOR Rate Loans; (8) if the Commitment Termination Date has occurred or if L/C Availability is less than zero, to cash collateralize Letter of Credit Obligations and Eligible Trade L/C Obligations in the manner described in Schedule B, (9) to interest on the Term Loan B, (10) to the principal of the Term Loan B and (11) to all other Obligations then due and payable including expenses of Lenders reimbursable under Section 11.3.

     (b) Agent is authorized to, and at its sole election may, charge to the Swing Line Loan to the extent such charge would not cause the Swing Line Loan balance to exceed the Swing Line Commitment and then to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to promptly pay any such amounts within three (3) Business Days after the date on which such payment is due, even if such charges would cause the Revolving Loan to exceed Borrowing Availability. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Swing Line Loan or Revolving Loan hereunder.

     (c) If a Default or an Event of Default has occurred and is continuing, in addition to any other right or remedy, and without implying any obligation to continue to make Loans and Advances, Agent may in its sole and absolute discretion, impose a Reserve against Borrowing Availability for interest, Fees and expenses due and payable or which will become due and payable hereunder on the next respective payment dates therefor.

     (d) Subject to Section 1.11(a) above, if Borrower pays less than all of the interest due hereunder on any Interest Payment Date, Agent shall apply such partial payment ratably to all interest then due hereunder.

     1.12 Loan Account and Accounting. Agent shall maintain a loan account (the "Loan Account") on its books to record: (a) all Advances and the Term Loan B (b) all payments made by Borrower, and (c) all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations. Agent shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account. Unless Borrower notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower.

     1.13 Indemnity.

     (a) Borrower shall indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and Costs and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents; provided, that Borrower shall not be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from that Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE To ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERiVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACtiON CONTEMPLATED HEREUNDER OR THEREUNDER.

     (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include, without limitation, any loss (including, without limitation, loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower and Agent with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail. All amounts payable pursuant to this Section 1.13(b) shall be made payable to Agent for the benefit of the requesting Lender and shall then be funded by Agent to such Lender.

     1.14 Access.

     (a) Borrower shall, and in accordance with the Guaranties, shall cause each other Credit Party who is a signatory thereto to, during normal business hours, from time to time upon one (1) Business Day's prior notice as frequently as Agent reasonably determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral,
(b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review and evaluate the Accounts, Inventory and other Collateral of any Credit Party; provided, that Agent may perform Collateral audits at least twice in each Fiscal Year (and, unless an Event of Default has occurred and is continuing, Agent shall use good faith efforts to provide at least five (5) Business Days' notice of such audit, which notice shall include a summary of the procedures to be followed in such audit). If a Default or Event of Default shall have occurred and be continuing, Borrower, Ultimate Parent, First Intermediate Parent, Second Intermediate Parent and Third Intermediate Parent shall provide such access at all times and without advance notice. Borrower, Ultimate Parent, First Intermediate Parent, Second Intermediate Parent and Third Intermediate Parent shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which Agent may request. Borrower, Ultimate Parent, First Intermediate Parent, Second Intermediate Parent and Third Intermediate Parent shall deliver any document or instrument necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for the Credit Parties. Borrower, Ultimate Parent, First Intermediate Parent, Second Intermediate Parent and Third Intermediate Parent shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by Borrower, Ultimate Parent, First Intermediate Parent, Second Intermediate Parent and Third Intermediate Parent.

     (b) Borrower shall pay Agent a Fee of $700 per day per individual (plus all out-of-pocket costs and expenses) in connection with Agent's field examinations permitted under Section 1.14(a) above and Section 4(c) of the Amended and Restated Security Agreement, including the cost of verifying Eligible In-Transit Inventory in the possession of Approved Shippers (and no additional costs for such field examinations shall be payable pursuant to Section 11.3); provided that such Fees and expenses shall not be reimbursable by Borrower with respect to more than two field examinations during any period of twelve consecutive months unless an Event of Default shall have occurred and be continuing at the time of those field examinations that exceed two during any period of twelve consecutive months.

     1.15 Taxes.

     (a) Any and all payments by Borrower hereunder or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes. Except as provided in Section 1.16(d), if Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

     (b) Borrower shall indemnify and, within ten (10) days of demand therefor, pay, Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

     1.16 Capital Adequacy: Increased Costs: Illegality.

     (a) If any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

     (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and to Agent by such Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.16(b).

     (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Agent,
(i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by Borrower to such Lender, together with interest accrued thereon (but without LIBOR breakage costs), unless Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all such Loans into a Loan bearing interest based on the Index Rate (which conversion shall be without LIBOR breakage costs).

     (d) Foreign Lenders. Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and Agent a properly completed and executed IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of Agent or Borrower from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and Agent. No Person may become a Lender hereunder if such Person is unable to deliver a Certificate of Exemption. If a Foreign Lender does not provide a Certificate of Exemption to Agent and Borrower within the time periods set forth above, Borrower shall withhold taxes from payments to such Foreign Lender at the applicable statutory rate and Borrower shall not be required to pay any additional amounts as a result of such withholding; provided, that all such withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Agent and Borrower.

     (e) Replacement of Lender in Respect of Increased Costs. Within fifteen
(15) days after receipt by Borrower of written notice and demand from any Lender or a participant that has purchased a participation from such Lender (an "Affected Lender") for payment of taxes, additional amounts or increased costs as provided in Section 1.15 or Section 1.16(a) or (b), Borrower may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender as follows: So long as no Default or Event of Default shall have occurred and be continuing, Borrower, with the consent of Agent, may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent. If Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Revolving Loan Commitments to such Replacement Lender provided that Borrower reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

     Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender, if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrower's notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, Borrower's rights under this
Section 1.16(e) shall terminate and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15, 1.16(a) and (b).

     1.17 Single Loan. All Loans to Borrower and all of the other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower and Guarantors secured, until the Termination Date, by all of the Collateral.

     1.18 Effect On Prior Loans; Prior Credit Agreement. The Borrower ratifies and confirms that the obligations of the Borrower under the Prior Credit Agreement immediately prior to the effectiveness of this Agreement shall constitute obligations under this Agreement and the Borrower agrees and acknowledges that it does not have any defense or set off against any or all of such obligations. The Prior Loans and Liens securing payment thereof shall in all respects be continuing, and this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of the Prior Loans. This Agreement shall supersede the Prior Credit Agreement. From and after the Closing Date, this Agreement shall govern the terms of the Prior Loans. To the extent not replaced by Loan Documents dated as of the Closing Date, Loan Documents executed in connection with the Prior Credit Agreement or the Initial Credit Agreement (other than any such Loan Document that is specifically terminated by the parties thereto) shall continue to be effective, and all references in those prior Loan Documents to the "Credit Agreement" shall be deemed to refer to this Agreement without further amendment thereof.

     1.19 Eligible Inventory-Apparel. "Eligible Inventory-Apparel" shall mean all of the Inventory-Apparel owned by the Borrower (including, without duplication, Eligible In-Transit Inventory that shall, merely upon delivery to Borrower, otherwise satisfy all applicable criteria (other than as set forth in clauses (b) and (c) of this Section 1.19) required for an item to constitute Eligible Inventory-Apparel) and reflected in the most recent Borrowing Base Certificate delivered by Borrower to Agent, except any Inventory-Apparel to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Inventory-Apparel from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Inventory-Apparel in its reasonable credit judgment, subject to the approval of Requisite Lenders in the case of adjustments or new criteria or changes in advance rates or the elimination of Reserves which have the effect of making more credit available. Eligible Inventory-Apparel shall not include any Inventory-Apparel of Borrower that:

     (a) is not owned by Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower's performance with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders;

     (b) (i) is not located on domestic premises owned, leased or rented by Borrower or a Store Guarantor set forth in Disclosure Schedule (3.2) or (ii) is stored at a leased location other than a Store located in the United States, unless Agent has given its prior consent thereto and unless (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves satisfactory to Agent have been established with respect thereto, (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent or Reserves reasonably satisfactory to Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent, or (v) is located at any site (other than a Seasonal Store) if the aggregate book value of Inventory-Apparel at any such location is less than $50,000;

     (c) is placed on consignment with any Person that is not a Store Guarantor or is in transit, except for Inventory-Apparel in transit between domestic locations of Credit Parties as to which Agent's Liens have been perfected at origin and destination;

     (d) is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

     (e) is excess, obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

     (f) consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory-Apparel or replacement parts;

     (g) is not of a type held for sale in the ordinary course of Borrower's business (including repair, promotional, sample, discontinued, closeout, special order and layaway items);

     (h) is not subject to a first priority lien in favor of Agent on behalf of itself and Lenders subject to Permitted Encumbrances;

     (i) breaches any of the representations or warranties pertaining to Inventory-Apparel set forth in the Loan Documents;

     (j) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

     (k) is not covered by casualty insurance reasonably acceptable to Agent; or

     (l) is otherwise unacceptable to Agent in its reasonable credit judgment.

     1.20 Eligible Inventory-Luggage. "Eligible Inventory-Luggage" shall mean all of the Inventory-Luggage owned by the Borrower (including, without duplication, Eligible In-Transit Inventory that shall, merely upon delivery to Borrower, otherwise satisfy all applicable criteria (other than as set forth in clauses (b) and (c) of this Section 1.20) required for an item to constitute Eligible Inventory-Luggage) and reflected in the most recent Borrowing Base Certificate delivered by Borrower to Agent, except any Inventory-Luggage to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Inventory-Luggage from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Inventory-Luggage in its reasonable credit judgment, subject to the approval of Requisite Lenders in the case of adjustments or new criteria or changes in advance rates or the elimination of Reserves which have the effect of making more credit available. Eligible Inventory-Luggage shall not include any Inventory-Luggage of Borrower that:

     (a) is not owned by Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower's performance with respect to that Inventory-Luggage), except the Liens in favor of Agent, on behalf of itself and Lenders;

     (b) (i) is not located on domestic premises owned, leased or rented by Borrower or a Store Guarantor set forth in Disclosure Schedule (3.2) or (ii) is stored at a leased location other than a Store located in the United States, unless Agent has given its prior consent thereto and unless (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves satisfactory to Agent have been established with respect thereto, (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent or Reserves reasonably satisfactory to Agent have been established with respect thereto, (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent or (v) is located at any site (other than a Seasonal Store) if the aggregate book value of Inventory-Luggage at any such location is less than $50,000.

     (c) is placed on consignment with any Person that is not a Store Guarantor or is in transit, except for Inventory-Luggage in transit between domestic locations of Credit Parties to which Agent's Liens have been perfected at origin and destination;

     (d) is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

     (e) is excess, obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

     (f) consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory-Luggage or replacement parts;

     (g) is not of a type held for sale in the ordinary course of Borrower's business (including repair, promotional, sample, discontinued, closeout, special order and layaway items);

     (h) is not subject to a first priority lien in favor of Agent on behalf of itself and Lenders subject to Permitted Encumbrances;

     (i) breaches any of the representations or warranties pertaining to Inventory-Luggage set forth in the Loan Documents;

     (j) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

     (k) is not covered by casualty insurance reasonably acceptable to Agent;
or

     (l) is otherwise unacceptable to Agent in its reasonable credit judgment.

     1.21 Eligible In-Transit Inventory. "Eligible In-Transit Inventory" shall mean all of the In-Transit Inventory owned by the Borrower and reflected on Borrower's monthly general ledger as In-Transit Inventory and reflected in the most recent Borrowing Base Certificate as part of Eligible Inventory-Apparel and Eligible Inventory-Luggage delivered by Borrower to Agent, except any In-Transit Inventory to which any of the exclusionary criteria set forth below applies. Eligible In-Transit Inventory shall not include any finished goods:

     (a) that are not in the possession of an Approved Shipper under contract with Borrower and in which Borrower has good title;

     (b) as to which Agent for the benefit of Lenders does not have a first priority security interest through constructive possession by means of a bailee agreement with an Approved Shipper;

     (c) which have not been accepted by Borrower (F.O.B. shipping point) as conforming goods or as to which the L/C Issuer has not received an inspection certificate signed by Borrower's agent or employee;

     (d) which are not fully insured against loss under insurance naming Agent as loss payee for the benefit of Lenders;

     (e) as to which the purchase price has not been paid by a draw under a corresponding Eligible Trade L/C or otherwise; and

     (f) as to which Borrower has not been named as consignee on bills of lading or other Documents.

     1.22 Eligible Accounts. For the purposes of this Agreement "Eligible Accounts" shall mean and include all Accounts consisting of credit card receivables owing by American Express or credit card issuers with respect to VISA, Discover, Master Card and other nationally recognized credit cards, subject to Reserves for set-offs imposed by Agent in its reasonable credit judgment.

     1.23 Eligible Trade L/Cs. For the purposes of this Agreement "Eligible Trade L/Cs" shall mean and include all documentary letters of credit issued by an L/C Issuer for the account of Borrower for payment of the purchase price of finished goods inventory which will be Eligible In-Transit Inventory upon presentation of a draft under that documentary letter of credit, subject to the further conditions contained in Section 6.18 of this Agreement and subject to Reserves for set-offs imposed by Agent in its reasonable credit judgment.

     2.   CONDITIONS PRECEDENT

     2.1 Conditions to Term Loan B, Initial Eligible Trade L/C Obligations or Letter of Credit Obligations. No Lender shall be obligated to maintain or incur Term Loan B, any Eligible Trade L/C Obligations or Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied, in Agent's sole discretion, or waived in writing by Agent and those Lenders present at the closing on the Closing Date:

          (a) Credit Agreement: Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Schedule of Documents attached hereto as Schedule F, each in form and substance satisfactory to Agent.

          (b) Governmental Approvals. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including, but not limited to, all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents or (ii) an officer's certificate in form and substance satisfactory to Agent affirming that no such consents or approvals are required.

          (c) Payment of Fees. Borrower shall have paid or reimbursed Agent for all fees, costs and expenses of closing to the extent statements therefor are presented at closing (including fees of consultants and special loan counsel to Agent presented as of the Closing Date).

          (d) Compliance with Laws. Each Credit Party shall be in compliance in all material respects with all applicable foreign, federal, state and local laws and regulations, including those specifically referenced in Section 5.5.

          (e) Leases. Evidence supporting the fact that each of the Distribution Center leases are in full force and effect and have a remaining term of not less than six (6) months past the Termination Date, except as set forth on Disclosure Schedule 2.1(e).

          (f) Consignment Agreement. As of the Closing Date, the Consignment Agreement shall be in full force and effect and shall have been executed by all Store Guarantors.

          (g) Financial Statements. Agent shall have received Ultimate Parent's unaudited financial statements for the Fiscal Month ending in February of 2002.

     2.2 Further Conditions to Initial Revolving Credit Advances. No Lender shall be obligated to make any Initial Revolving Credit Advance until the following conditions have been satisfied, in Agent's sole discretion, or waived in writing by Agent and Revolving Lenders:

          (a) Other Conditions. The conditions set forth in Section 2.1 shall have been satisfied.

          (b) Appraisals. Agent shall have received appraisals, which were prepared by an appraiser retained by Borrower and acceptable to Agent, and completed a Collateral audit, each in form and substance satisfactory to Agent and Requisite Lenders, reflecting asset values of Borrower's assets at levels acceptable to Agent and Requisite Lenders.

          (c) Availability. The Eligible Accounts and Eligible Inventory shall be sufficient in value, as determined by Agent and Requisite Lenders, to provide Borrower with Borrowing Availability, immediately prior to giving effect to such initial Revolving Credit Advance of at least $35,000,000.

          (d) Debt/Equity Financing Obligation. On or after April 10, 2002 Ultimate Parent shall have received net proceeds of at least $10,000,000 from (i) alternative debt or equity financing and/or (ii) a sale-leaseback transaction with respect to Bermans' Brooklyn Park, Minnesota Distribution Center, and/or (iii) a sale or sale leaseback transaction with respect to Bentley's Miami, Florida Distribution Center, and such proceeds shall have been applied in accordance with Section 1.3.

     2.3 Further Conditions to Each Loan. It shall be a further condition to the initial and each subsequent Advance and to the incurrence of the initial and any subsequent Letter of Credit Obligations or Eligible Trade L/C Obligations that the following statements shall be true on the date of each such Advance or incurrence, as the case may be:

          (a) All of each Credit Party's representations and warranties contained herein or in any of the other Loan Documents shall be true and correct in all material respects as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement.

          (b) No Event of Default shall have occurred and be continuing or would result from the making of any Advance (or the incurrence of any Letter of Credit Obligations or Eligible Trade L/C Obligations) or, if an Event of Default shall have occurred and be continuing or would result from the making of any Advance (or the incurrence of any Letter of Credit Obligations or Eligible Trade L/C Obligations), Lenders having 60% or more of the Commitments shall not have determined by affirmative vote to cease making further Advances or incurring additional Letter of Credit Obligations or Eligible Trade L/C Obligations as a result of such Event of Default.

          (c) After giving effect to any Revolving Credit Advance or Swing Line Advance, Borrowing Availability shall be greater than zero. After giving effect to the incurrence of any Letter of Credit Obligations or Eligible Trade L/C Obligations, L/C Availability shall be greater than zero.

          (d) No event or circumstance having a Material Adverse Effect shall have occurred since the date hereof as reasonably determined by the Requisite Lenders and Agent or, if such a Material Adverse Effect shall have occurred, Requisite Lenders shall not have determined by affirmative vote to cease making Advances, or incurring additional Letter of Credit Obligations and Eligible Trade L/C Obligations as a result of the fact that such event or circumstance has occurred.

The request and acceptance by Borrower of the proceeds of any Loan or the incurrence of any Letter of Credit Obligations or Eligible Trade L/C Obligations shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrower that the conditions in this Section
2.3 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents. With respect to clauses (b) and (d) above, if an Event of Default or event or circumstance having a Material Adverse Effect has occurred, Agent shall call for a vote of Lenders with respect thereto within two (2) Business Days following the date on which Agent learns of the occurrence thereof.

     3.   REPRESENTATIONS AND WARRANTIES

     To induce Lenders to make the Loans and to incur Letter of Credit Obligations and Eligible Trade L/C Obligations, the Loan Parties, jointly and severally, make the following representations and warranties to Agent and each Lender, each and all of which shall survive the execution and delivery of this Agreement.

     3.1 Corporate Existence; Compliance with Law. Each Credit Party (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect; (c) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) has all material licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and by-laws; and (f) is in compliance with all applicable provisions of law to the extent required by
Section 5.5.

     3.2 Executive Offices; FEIN. As of the Closing Date, the current location of each Credit Party's chief executive office and principal place of business is set forth in Disclosure Schedule 3.2. In addition, the Disclosure Schedule 3.2 lists the federal employer identification number of each Credit Party.

     3.3 Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of Liens provided for therein: (a) are within such Person's corporate power; (b) have been duly authorized by all necessary or proper corporate and shareholder action; (c) do not contravene any provision of such Person's charter or bylaws; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, or deed of trust, or any material lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in
Section 2.1(b), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered by each Credit Party thereto and each such Loan Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

     3.4 Financial Statements and Projections. Except for the Projections, all Financial Statements concerning Ultimate Parent and its Subsidiaries which have been delivered to Agent have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. The Projections delivered to Agent and Lenders on or prior to the date hereof have been prepared by Ultimate Parent in light of the past operations of its Subsidiaries' businesses, but including future payments of known contingent liabilities, and reflect projections for the Fiscal Years ending in January 2003, 2004 and 2005. The Projections are based upon estimates and assumptions stated therein, all of which, as of the Closing Date, Ultimate Parent believes to be reasonable and fair in light of current conditions and current facts known to Ultimate Parent and, as of the Closing Date, reflect Ultimate Parent's good faith and reasonable estimates of the future financial performance of Ultimate Parent and its Subsidiaries and of the other information projected therein for the period set forth therein.

     3.5 Material Adverse Effect. Between the last day of the Fiscal Year ending in January, 2001 and the date hereof (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect,
(b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted which has had or could reasonably be expected to have a Material Adverse Effect, (c) no Credit Party is in default and to the best of the Credit Parties' knowledge no third party is in default under any material contract, lease or other agreement or instrument, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect and (d) other than as set forth in the draft financial statements set forth as Schedule 3.5 hereto, there have been no changes in the Credit Party's business or financial condition, the industry in which the Credit Parties operate or the Collateral, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect.

     3.6 Ownership of Property; Liens. Disclosure Schedule 3.6 sets forth all locations owned or leased by any Credit Party as of the Closing Date. Each Credit Party has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens, except Permitted Encumbrances. As of the Closing Date, each of Bermans and Bentley has received all deeds, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's right, title and interest in and to (i) in the case of Bermans, the Distribution Center owned by Bermans, and (ii) in the case of Bentley, the Distributor Center owned by Bentley (collectively, the "Real Estate"). As of the Closing Date, no portion of any of the Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, except as set forth in Disclosure Schedule 3.6, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

     3.7 Labor Matters. As of the Closing Date: (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party in all material respects comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter;
(c) all material payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in Disclosure Schedule 3.7, no Credit Party is a party to or bound by any collective bargaining agreement; (e) except as set forth in Disclosure Schedule 3.7, there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule 3.7, there are no complaints or charges against any Credit Party pending or threatened to be filed with any Governmental Authority or arbitrator relating to the employment or termination of employment by any Credit Party of any employee, other than routine, non-material claims by individual employees or former employees.

     3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule 3.8, as of the Closing Date no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. Disclosure Schedule 3.8 sets forth the corporate organizational chart as of the Closing Date for Ultimate Parent and its Subsidiaries. Except as set forth on Disclosure Schedule 3.8, as of the Closing Date Ultimate Parent owns, directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries.

     3.9 Government Regulation. No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrower, the incurrence of the Letter of Credit Obligations and the Eligible Trade L/C Obligations on behalf of Borrower, the application of the proceeds thereof and repayment thereof will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

     3.10 Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

     3.11 Taxes. All material tax returns, reports and statements, including, but not limited to, information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all material Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule 3.11 sets forth, as of the Closing Date, those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other


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

applicable Governmental Authority and any assessments or threatened assessments in connection with such audits or otherwise currently outstanding. Except as described on Disclosure Schedule 3.11, as of the Closing Date, no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including, without limitation, any tax sharing agreements) or (b) to the best of each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

     3.12 ERISA.

     (a) Disclosure Schedule 3.12 lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans in effect as of the Closing Date. Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA. No Credit Party or ERISA Affiliate has failed to make any material contribution or pay any material amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any Plan subject to such sections. No Credit Party or ERISA Affiliate has engaged in a prohibited transaction, as defined in Section 4975 of the IRC, in connection with any Plan, which would subject any Credit Party to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

     (b) Except as set forth in Disclosure Schedule 3.12, as of the Closing
Date: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no material ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any plan or any person as fiduciary or sponsor of any Plan; and (iv) no Credit party or ERISA Affiliate has incurred or reasonably expects to incur any material liability as a result of a complete or partial withdrawal from a Multiemployer Plan.

     3.13 No Litigation. No action, claim or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) which challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) which is reasonably likely to be determined adversely to any Credit Party and which, if so determined, would have a Material Adverse Effect. Except as set forth on Disclosure Schedule 3.13, as of the Closing Date there is no Litigation pending or threatened which seeks damages in excess of $500,000 or injunctive relief.

     3.14 Brokers. No broker or finder acting on behalf of any Credit Party brought about the obtaining, making or closing of the Loans. No Credit Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

     3.15 Intellectual Property. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each material Patent, Trademark, Copyright and License for which, as of the Closing Date, a U.S. registration has been obtained or for which an application to register in the U.S. has been filed is listed, together with application or registration numbers, as applicable, in Disclosure Schedule 3.15 hereto. Each Credit Party conducts and will continue to conduct its business and affairs without infringement of or interference with, in any material respect, any Intellectual Property of any other Person.

     3.16 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other reports from time to time delivered hereunder or any written statement furnished by any Material Credit Party with respect to any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject only to Permitted Encumbrances with respect to the Collateral.

     3.17 Hazardous Materials.

     (a) Except as set forth in Disclosure Schedule 3.17, as of the Closing Date, the Real Estate is free of contamination from any Hazardous Material in such form and quantity so as to create any material unpaid liability for any of the Loan Parties. In addition, Disclosure Schedule 3.17 discloses material environmental liabilities of any Credit Party existing as of the Closing Date
(i) that could result in Environmental Liabilities and Costs, or (ii) associated with the Real Estate. No Credit Party has caused or suffered to occur any Release with respect to any Hazardous Material at, under, above or upon any of its Real Estate. No Credit Party is involved in operations that are likely to result in the imposition of any Lien on its assets or any material liability under any Environmental Law, and no Credit Party has permitted any tenant or occupant of such premises to engage in any such operations.

     (b) Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate.

     3.18 Insurance. Disclosure Schedule 3.18 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

     3.19 Deposit and Disbursement Accounts. Disclosure Schedule 3.19 lists all banks and other financial institutions at which any Credit Party maintains deposits and/or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

     3.20 Government Contracts. Except as set forth in Disclosure Schedule 3.20, as of the Closing Date, no Credit Party is a party to any contract or agreement with the federal government and no Credit Party's Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727).

     3.21 Landlords and Trade Relations. As of the Closing Date, there exists no actual or threatened termination or cancellation of, or any material adverse modification or change in the business relationship of any Credit Party with any supplier material to its operations.

     3.22 Agreements and Other Documents. Each Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject as of the Closing Date and each of which are listed on Disclosure
Schedule 3.22: (a) instruments or documents evidencing Indebtedness of such Credit Party and any security interest granted by such Credit Party with respect thereto; and (b) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of each Credit Party (other than Ultimate Parent).

     3.23 Solvency. Both before and after giving effect to (a) the Revolving Loan, Eligible Trade L/C Obligations and Letter of Credit Obligations, including the Prior Loans outstanding, (b) the disbursement of the proceeds of such Loan pursuant to the instructions of Borrower, (c) the payment and accrual of all transaction costs in connection with the foregoing, each Material Credit Party is Solvent.

     4.   FINANCIAL STATEMENTS AND INFORMATION

     4.1 Reports and Notices.

     (a) Borrower hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver or cause to be delivered to Agent and/or Lenders, as required, Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Schedule G.

     (b) Borrower hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver or cause to be delivered to Agent and/or Lenders, as required, the various Collateral Reports (including, without limitation, Borrowing Base Certificates in the form of Exhibit 4.1(b) at the times, to the Persons and in the manner set forth in Schedule H.

     4.2 Communication with Accountants. Ultimate Parent authorizes Agent, so long as an Event of Default has occurred and is continuing, to communicate directly with its independent certified public accountants and authorizes and shall instruct those accountants and advisors to disclose and make available to Agent any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party


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

(including, without limitation, copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party.

     5.   AFFIRMATIVE COVENANTS

     Each Loan Party jointly and severally agrees that it shall and shall cause all Credit Parties from and after the date hereof and until the Termination Date to do the following:

     5.1 Maintenance of Existence and Conduct of Business. Each Credit Party shall: (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises (except for mergers, sales, dispositions and other transactions permitted in Section 6 hereof and liquidations of Store Guarantors that are not Material Credit Parties following such dispositions and transactions); (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) except as permitted in Section 6.8 hereof, at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and
(d) transact business only in such corporate and trade names as are set forth in Disclosure Schedule 5.1 and as otherwise disclosed to Agent in accordance with the Loan Documents.

     5.2 Payment of Obligations.

     (a) Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including
(A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for storage and shipping charges payable to Approved Shippers.

     (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in
Section 5.2(a); provided, that (i) the imposition of such Charge does not otherwise constitute an Event of Default under Section 8.1 hereof, (ii) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP, (iii) such contest is maintained and prosecuted continuously and with diligence, (iv) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (v) no Lien shall be filed or imposed to secure payment of such Charges or claims which would, with the passage of time or otherwise, have priority over Agent's Liens with respect to the Collateral, (vi) such Credit Party shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this
Section 5.2(b) are no longer met, and (vii) Agent has not advised Borrower in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

     5.3 Books and Records. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements delivered to Agent.

     5.4 Insurance: Damage to or Destruction of Collateral.

     (a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule 3.18 or substantially equivalent coverage with reputable insurers. If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Agent deems reasonably advisable. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral. Borrower must provide Agent fifteen (15) days prior written notice of any non-renewal, cancellation or amendment of the insurance policies required above.

     (b) Intentionally Omitted.

     (c) Borrower shall deliver or cause to be delivered to Agent, in form and substance satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Each Loan Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as its true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claim under such "All Risk" policies of insurance, endorsing the name of each such Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance; provided that so long as no Event of Default shall have occurred and be continuing, Borrower shall have the right to direct any such settlements and adjustments. The Credit Parties that are signatories hereto shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $1,000,000 or more, whether or not covered by insurance. If an Event of Default shall have occurred and be continuing, Agent is hereby authorized to collect all insurance proceeds relating to the Collateral. After deducting from such proceeds the expenses, if any, incurred by Agent or any Credit Party in the collection or handling thereof, Agent may, at its option, apply all net proceeds to the reduction of the Obligations in accordance with Section 1.3(e), or permit or require Borrower to use such money, or any part thereof, to replace the Collateral in a diligent and expeditious manner. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $1,000,000 in the aggregate, Agent shall permit Borrower to replace the Collateral so long as no Event of Default shall have occurred and be continuing at the time of any requested release of funds; provided that, if Borrower shall not have completed the replacement of the Collateral within 270 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with
Section 1.3(d) or Section 1.3(e), as applicable. Except as otherwise provided in this Section, all insurance proceeds which are to be made available to Borrower to replace the Collateral shall first be applied by Agent in accordance with
Section 1.3(e) (which application in accordance with Section 1.3(e) shall not result in a permanent reduction of the Revolving Loan Commitments), and any excess shall be released to Borrower. Upon any application in accordance with
Section 1.3(e), Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied. Thereafter, such funds shall be made available to Borrower to provide funds to replace the Collateral as follows: (i) Borrower shall request a Swing Line Advance or Revolving Credit Advance be made to Borrower in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.3 have been met, Agent shall make such Swing Line Advance or Revolving Credit Advance; and (iii) the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Swing Line Advance or Revolving Credit Advance.

     5.5 Compliance With Laws. Each Credit Party shall comply with all federal, state and local laws and regulations applicable to it, including those relating to ERISA, customs import and export laws and labor matters and Environmental Laws, except to the extent that the failure to so comply would not have a Material Adverse Effect.

     5.6 Employee Plans. Each Credit Party shall promptly notify Agent of (a) any violation of ERISA or the IRC with respect to any Plan which results in a material increase in any Credit Party's obligations with respect thereto; (b) the occurrence or likely occurrence of an ERISA Event resulting in a material increase in Borrower's fixed liabilities under ERISA; (c) the filing for a funding waiver under Section 412 of the IRC with respect to any Plan; (d) the occurrence of an "accumulated funding deficiency" under Section 412 of the IRC with respect to any Plan; (e) a material increase in the Unfunded Pension Liability of any Title IV Plan or a material increase in the aggregate Unfunded Pension Liability of all Title IV Plans, but only taking into account Title IV Plans with Unfunded Pension Liability at the time of reference; and (f) a material increase in any Credit Party's obligations under any Retiree Welfare Plan. For purposes of clauses (e) and (f) above and Sections 6.9(d) and (e), a "material increase" shall mean the lesser of (i) 50% or (ii) $500,000, in each case measured from the Closing Date. In addition, the Credit Parties shall promptly furnish to the Agent copies of the annual form 5500 filed for each Title IV Plan.

     5.7 Environmental Matters. Each Credit Party shall (a) notify Agent promptly after such Credit Party becomes aware of any Release upon or at any Real Estate which is reasonably likely to result in Environmental Liabilities and Costs in excess of $200,000, and (b) promptly forward to Agent a copy of any order, notice, permit, application or any communication or report received by such Credit Party in connection with any such Release, its compliance with Environmental Laws and Environmental Permits or any other matter relating to the Environmental Laws that may affect such premises or such Credit Party, in each case whether or not the Environmental Protection Agency, any other federal agency or any state, local or foreign environmental agency has taken or threatened any action in connection with any such Release or other matter. So long as any Event of Default shall have occurred and be continuing,

Borrower shall permit Agent or its representatives to have access to all premises owned or occupied by it for the purpose of conducting such environmental audits and testing as Agent reasonably deems appropriate, including Phase II environmental testing. Borrower shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

     5.8 Landlords' Agreements and Bailee Letters. Borrower shall obtain a landlord's agreement, or bailee letter, from Bermans with respect to the Distribution Center located in Brooklyn Park, Minnesota and from each other lessor of a warehouse or bailee in possession of collateral property or with respect to any other warehouse where Collateral is located. After the Closing Date, no warehouse space shall be leased or acquired by any Credit Party, unless and until a landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Although the Credit Parties are not required to obtain landlord waivers as to Store locations, (i) if an Event of Default has occurred and is continuing, Agent may impose a Reserve against Borrowing Availability equal to one month's rent as to all Store locations and (ii) if any Store Guarantor shall default in the payment of rent under its Store Lease, Agent may impose a Reserve against Borrowing Availability in the amount of those defaulted rent obligations (which may exceed one month's rent). All such landlord and bailee letters shall be in form and substance satisfactory to Agent. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

     5.9 Ownership of Inventory. Borrower shall purchase directly from suppliers and pay for all Inventory from time to time held for sale by all Store Guarantors. Borrower shall own all Inventory held for sale by each Store Guarantor. The Loan Parties shall not and shall not cause or permit any Store Guarantor to execute any agreement or take any action inconsistent with the foregoing.

     5.10 Additional Pledges. The Credit Parties signatory hereto shall pledge or cause to be pledged to Agent for the benefit of Lenders the Stock of all Store Guarantors created or acquired after the Closing Date.

     5.11 Senior Notes. On or prior to June 15, 2004, the Borrower shall, and shall cause Ultimate Parent to, cause the Senior Notes Documents to be amended, modified refunded, renewed, refinanced or extended to provide that no principal payment with respect to the Senior Notes (and all other indebtedness permitted pursuant to Section 6.3(d) hereof) shall be due on or prior to September 1, 2005.

     6.   NEGATIVE COVENANTS

     The Loan Parties jointly and severally covenant and agree that without the prior written consent of Agent and the Requisite Lenders, which may be granted in their sole and exclusive discretion, from and after the date hereof until the Termination Date they shall not, and shall not cause or permit the other Credit Parties to do the following :

     6.1 Mergers, Subsidiaries, Etc. No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person, except (i) Bermans may be merged with and into Borrower or another Loan Party, (ii) one or more Store Guarantors may be merged with any other Store Guarantor or any Loan Party so long as such Loan Party is the survivor in any merger involving a Loan Party; (iii) cash and financial assets may be transferred among the Loan Parties so long as no Event of Default has occurred and is continuing; (iv) the Stock or fixed assets, Trademarks and Trademark Licenses of Store Guarantors may be transferred to other Store Guarantors or to any Loan Party; (v) the Credit Parties may form new wholly-owned domestic Subsidiaries; provided that (x) the aggregate initial cash investment in each new domestic Subsidiary in the form of equity shall not exceed $300,000 and (y) the Credit Parties and each new domestic Subsidiary shall execute and deliver to Agent forms of the Loan Documents executed by or with respect to the Loan Parties as of the Closing Date; and (vi) the Credit Parties may form Joint Ventures to own, lease or operate one or more Stores in one or more domestic airports, as long as the investments therein are permitted pursuant to Section 6.2(vi).

     6.2 Investments; Loans and Advances. No Credit Party shall make any investment in, or make or accrue loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that (a) any Loan Party may, so long as no Default or Event of Default has occurred and is continuing, make investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and having an investment rating of A-2 or P-2 or better from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) time deposits, demand deposits and certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior secured rating of "A" or better by a nationally recognized rating agency (an "A Bank"), (iv) time deposits, maturing no more than 30 days from the date of creation thereof with an A Bank; (v) overnight repurchase obligations issued by an A Bank; (b) any Loan Party may, so long as no Default or Event of Default has occurred and is continuing and no Revolving Credit Advances are outstanding, make investments in (i) asset-backed securities and taxable or tax-exempt municipal bonds, in each case rated "AAA" or better by Standard & Poor's Corporation and maturing in six months or less and (ii) corporate bonds maturing in six months or less and rated "A" or better by Standard & Poor's Corporation; and (c) each Credit Party may (i) maintain its existing investments in its Subsidiaries as of the Closing Date, (ii) make unlimited investments in Borrower, (iii) make investments in new Subsidiaries,
(iv) upon prior written notice to Agent, maintain equity investments in Store Guarantors necessary to maintain them as Solvent in an aggregate amount not to exceed $1,000,000, (v) make intercompany loans as permitted under Section 6.3 hereof, (vi) make and permit to exist investments described in Section 6.1(vi) as long as (A) at the time such investment is made no Event of Default shall have occurred and be continuing or would result after giving effect thereto and Borrower shall have excess Borrowing Availability of at least $10,000,000 after giving effect thereto and (B) the aggregate amount of all such investments (1) existing on the Closing Date does not exceed $1,000,000 and (2) made after the Closing Date does not exceed $2,000,000, and (vii) make other investments not exceeding $500,000 in the aggregate at any time outstanding.

     6.3 Indebtedness. No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (a) Indebtedness secured by Permitted Encumbrances, (b) the Loans and the other Obligations, (c) reimbursement obligations owed by Borrower to the L/C Issuer with respect to Letters of Credit and Eligible Trade L/Cs, (d) the Senior Notes (and refundings, renewals, refinancings or extensions thereof, as long as (i) the principal amount thereof is not increased (other than in an amount not to exceed ordinary costs and expenses incurred in connection with the applicable refunding, renewal, refinancing or extension), (ii) the terms and provisions thereof are not more burdensome to any Credit Party than the terms and provisions of the Senior Notes, (iii) the fees with respect thereto are not greater than those payable with respect to the Senior Notes and the rate of interest with respect thereto does not exceed the sum of (x) the rate of interest on United States treasury obligations of like tenor at the time of such refunding, renewal, refinancing or extension plus (y) 7% per annum, and (iv) such indebtedness is unsecured and not guaranteed by any Person which has not also guaranteed the Obligations and the indebtedness being refunded, renewed, refinanced or extended), (e) deferred taxes, (f) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (g) existing Indebtedness set forth in Disclosure Schedule 6.3 and refinancings thereof or amendments or modifications thereto on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, (h) intercompany loans among the Loan Parties for operating expenses incurred in the ordinary course of business, (i) intercompany loans by any Loan Party in the ordinary course of business, to Store Guarantors and intercompany loans by Store Guarantors to any Loan Party in the ordinary course of business, (j) intercompany loans to Foreign Subsidiaries or Joint Ventures not to exceed $2,000,000 in the aggregate; provided that at the time any such intercompany loan is made to a Foreign Subsidiary or Joint Venture no Event of Default shall have occurred and be continuing or would result after giving effect thereto and Borrower shall have Borrowing Availability of at least $5,000,000 after giving effect thereto, (k) an unsecured $100,000 customs bond line from Barclays Bank for the Foreign Subsidiaries and (l) obligations under interest rate swaps on an unsecured basis. No Credit Party shall directly or indirectly voluntarily prepay, repurchase or redeem any Indebtedness other than the Obligations. Notwithstanding anything to the contrary contained herein, Ultimate Parent shall be entitled to incur unsecured Indebtedness in an aggregate outstanding amount not to exceed $25,000,000 as long as such Indebtedness is (a) subordinated to the Obligations on terms, and pursuant to documentation, satisfactory to Agent or (b) (i) matures within ninety one (91) days of the date it is first incurred or issued and (ii) not guaranteed by any Person and not entitled to any credit support of any nature.

     6.4 Employee Loans and Affiliate Transactions.

     (a) No Credit Party shall enter into or be a party to any transaction with any Affiliate thereof (other than another Credit Party) except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party, except intercompany loans permitted in clauses (h) and (i) of Section 6.3 and the Consignment Agreement. In addition, if any such transaction or series of related transactions involves payments in excess of $1,000,000 in the aggregate, the terms of these transactions must be disclosed in advance to


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

Agent (which disclosure may be in the form of a request for issuance of an Eligible Trade L/C). All such transactions existing as of the date hereof are described on Disclosure Schedule 6.4(a).

     (b) No Credit Party shall enter into any lending or borrowing transaction with any employee of any Credit Party, except loans to their respective employees on an arm's length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes up to a maximum of $200,000 to any employee and up to a maximum of $1,000,000 in the aggregate at any one time outstanding.

     6.5 Capital Structure and Business. No Credit Party shall make any changes in any of its business objectives, purposes or operations which could in any way adversely affect the repayment of the Loans or any of the other Obligations or could have or result in a Material Adverse Effect. No Credit Party other than Ultimate Parent shall (i) make any change in or to its capital structure as described on Disclosure Schedule 3.8 (including a change in capital structure effected through the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock), or (ii) amend its charter or bylaws in a manner which would adversely affect the Agent or Lenders or Borrower's, First Intermediate Parent's or Store Guarantors' duty or ability to repay the Obligations; provided, however, that nothing herein shall prohibit a merger or consolidation otherwise permitted by Section 6.1 hereof.

     6.6 Guaranteed Indebtedness. No Credit Party shall incur any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party consisting of payments under the Store leases or if the primary obligation is otherwise expressly permitted by this Agreement, (c) the Barclays customs bond for the Foreign Subsidiaries described in Section 6.3(k), and (d) guaranties of the Senior Notes (and other debt permitted pursuant to Section 6.3(d) hereof); provided that if any Person shall guarantee payment of the Senior Notes (or other debt permitted pursuant to Section 6.3(d) hereof) that is not a guarantor or direct obligor with respect to the Obligations, the Credit Parties shall cause such Person to guarantee payment of the Obligations and grant to Agent a security interest in such Person's assets in a manner consistent with the terms of the Loan Documents executed and delivered by the other Credit Parties.

     6.7 Liens. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for Permitted Encumbrances and those existing Liens set forth on Schedule 6.7. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases, purchase money obligations, or Licenses which prohibit Liens upon the assets that are subject thereto.

     6.8 Sale of Stock and Assets. No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the capital Stock of any of its Subsidiaries, or any of their Accounts, other than as permitted under Section 6.1 and (a) the sale of Inventory in the ordinary course of business, (b) the sale, transfer, conveyance or


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

other disposition by a Credit Party of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party's business and having a value not exceeding $500,000 in any single transaction or $1,000,000 in the aggregate in any Fiscal Year, (c) the sale of other Equipment and Fixtures having a value not exceeding $500,000 in any single transaction or $1,000,000 in the aggregate in any Fiscal Year, (d) the sale of all of the stock or substantially all of the assets of one or more Subsidiaries or Joint Ventures in an arms'-length transaction in an amount not to exceed $2,000,000 in the aggregate (and in connection with such sale, such Subsidiary or Subsidiaries shall be released from all obligations hereunder and under the other Loan Documents to which it is subject), (e) the sale of the Distribution Center located in Brooklyn Park, Minnesota by Bermans (i) to Borrower in an arms'-length transaction or (ii) to any Person not an Affiliate of the Credit Parties, and (f) the sale of the Distribution Center located on Northwest Avenue, Miami, Florida by Bentley to any Person not an Affiliate of the Credit Parties. No Credit Party, other than Ultimate Parent, shall sell or issue any of its capital Stock (other than directors' qualifying shares) to any Person other than a Credit Party (it being agreed that upon any sale referred to in clause
(e)(ii) or clause (f), the Mortgage on the applicable property shall be released).

     6.9 ERISA. No Credit Party shall cause or permit (a) the occurrence of an ERISA Event which results, or could reasonably be expected to result, in a distress termination of a Title IV Plan under Section 4041 of ERISA, an involuntary termination of a Title IV Plan by the PBGC under Section 4042 of ERISA, a Lien on any property of a Credit Party or ERISA Affiliate or a liability in excess of $500,000 being assessed against any Credit Party or ERISA Affiliate; (b) any Title IV Plan to incur an "accumulated funding deficiency" under Section 412 of the IRC in excess of $500,000, regardless of any waiver;
(c) any Credit Party or ERISA Affiliate to apply for a material funding waiver under Section 412(d) of the IRC; (d) a material increase in the aggregate Unfunded Pension Liability of all Title IV Plans, but only taking into account Title IV Plans with Unfunded Pension Liability at the time of reference; or (e) a material increase in any Credit Party's obligations under any Retiree Welfare Plan.

     6.10 Financial Covenants. Ultimate Parent shall not breach or fail to comply with any of the Financial Covenants (the "Financial Covenants") set forth in Schedule I.

     6.11 Hazardous Materials. No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would violate in any material respect, or form the basis for any material Environmental Liabilities under any Environmental Laws or Environmental Permits or would otherwise materially and adversely impact the value or marketability of any of the Real Estate or any of the Collateral.

     6.12 Sale-Leasebacks. No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction, involving any of its assets; provided that Bermans may engage in a sale-leaseback transaction with respect to its Brooklyn Park, Minnesota Distribution Center and Bentley may engage in a sale-leaseback transaction with respect to its Miami, Florida Distribution Center; provided that Agent shall have received copies of all documents governing or evidencing any such transaction, including, in each case, a landlord waiver, in form and substance reasonably satisfactory to Agent, prior to consummation of any such transaction.


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

     6.13 Cancellation of Indebtedness. No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis or in the ordinary course of its business consistent with past practices.

     6.14 Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) asset or Stock transfers permitted under Section 6.1; (b) intercompany loans permitted under Section 6.3; (c) restricted payments consisting of cash dividends paid to any Store Guarantor or to First Intermediate Parent, Second Intermediate Parent, Third Intermediate Parent or Ultimate Parent; and (d) redemptions or repurchases of fractional shares not to exceed $100,000 per year.

     6.15 Change of Corporate Name or Location; Change of Fiscal Year. No Credit Party shall (a) change its name as it appears in official filings in the state of its incorporation or other organization, (b) change its chief executive office, principal place of business, corporate offices or warehouses or Collateral locations, or the location of its records concerning the Collateral,
(c) change the type of entity that it is or its jurisdiction of organization,
(d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) merge with any other Credit Party in any case without at least twenty (20) days prior written notice to Agent and completion by the Credit Parties of any action reasonably requested by Agent in connection therewith, including, without limitation, to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, and provided that any such new location shall be in the continental United States. Without limiting the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading as such term is defined in and/or used in the Code or any other then applicable provision of the Code except upon prior written notice to Agent and Lenders and completion by the Credit Parties of any action reasonably requested by Agent in connection therewith, including, without limitation, any action necessary to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral.

     6.16 No Impairment of Upstreaming. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making of intercompany loans by a Subsidiary of First Intermediate Parent (other than a Subsidiary which is not wholly owned and which is not a Credit Party) to any other Subsidiary of First Intermediate Parent.

     6.17 Changes Relating to Senior Notes, Etc. No Credit Party shall (a) change or amend the terms of any Senior Notes Documents (or any document related to any indebtedness permitted pursuant to Section 6.3(d) hereof) if the effect of such amendment is to: (i) increase the interest rate on such Senior Notes (or other indebtedness permitted pursuant to Section 6.3(d) hereof); (ii) change the dates upon which payments of principal or interest are due on the Senior Notes (or other indebtedness permitted pursuant to Section 6.3(d) hereof) other than to extend such dates; (iii) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to the Senior Notes (or other indebtedness permitted pursuant to Section 6.3(d) hereof); (iv) change the


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

redemption or prepayment provisions of the Senior Notes other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (v) grant any security or collateral to secure payment of the Senior Notes (or other indebtedness permitted pursuant to Section 6.3(d) hereof); or (vi) change or amend any other term of the Senior Notes Documents (or any document related to any indebtedness permitted pursuant to Section 6.3(d) hereof) if such change or amendment would materially increase the obligations of any obligor or confer additional material rights to the holder of a Senior Note (or other indebtedness permitted pursuant to Section 6.3(d) hereof) in a manner adverse to any Credit Party, Agent or any Lender, or (b) prepay, defease, purchase or make any payment of principal on or with respect to, any Senior Note (or other indebtedness permitted pursuant to Section 6.3(d) hereof) (other than solely with the proceeds of a refinancing or refunding thereof permitted pursuant to Section 6.3(d) hereof).

     6.18 Eligible Trade L/Cs. Borrower shall not request any documentary letter of credit for the purchase of finished goods unless each of the following documents are required as conditions to any draw thereon, unless Agent shall otherwise consent, and such deliveries must constitute conditions to drawing for a documentary letter of credit to constitute an Eligible Trade L/C:

          (i) the original Eligible Trade L/C, if only one draw is permitted thereunder or if multiple draws are permitted and the subject draw is the final draw thereunder;

          (ii) all drafts and pre-approved forms of certificates executed by Borrower's supplier, certifying that it has met the conditions for a draw under the Eligible Trade L/C;

          (iii) an inspection certificate substantially in the form attached hereto as Schedule 6.18, executed by Borrower's employee or agent at the point of origin of the finished goods;

          (iv) a commercial invoice with respect to the purchase order(s) against which such finished goods are being delivered and a packaging list with respect to such goods;

          (v) a non-negotiable ocean bill of lading, freight forwarders cargo receipt, a house bill of lading or a copy of an airway bill of lading (a "Document of Title") issued by an Approved Shipper with respect to the finished goods being shipped and providing for the delivery thereof to Borrower; and

          (vi) a certificate of origin.

     6.19 Non-Core Businesses. The Loan Parties shall not permit (x) the aggregate revenue attributable to all Non-Core Businesses or (y) the EBITDA attributable to all Non-Core Businesses, to exceed 10% of Ultimate Parent's consolidated revenue or EBITDA, respectively, for any twelve fiscal month period.


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

     7.   TERM

     7.1 Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

     7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of Borrower or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon any Credit Party, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date.

     8.   EVENTS OF DEFAULT: RIGHTS AND REMEDIES

     8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

          (a) (i) Borrower shall fail to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans, when due and payable, or (ii) Borrower shall fail to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document or any other Obligations within ten (10) days following Agent's demand for such reimbursement or payment thereof.

          (b) Any Credit Party shall fail or neglect to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4, 5.11 or 6, or any of the provisions set forth in Schedules E or I, respectively.

          (c) Borrower shall fail or neglect to perform, keep or preserve any of the provisions of Section 4 or any provisions set forth in Schedules G or H, respectively, and the same shall remain unremedied for ten (10) days or more.

          (d) Any Credit Party shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for twenty (20) days or more following notice to such Credit Party.

          (e) A default or breach shall occur under any other agreement, document or instrument to which any Credit Party is a party which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Credit Party in excess of


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

     $2,000,000 in the aggregate, or (ii) causes, or such permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $2,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such right is exercised, by such holder or trustee.

          (f) Any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate made or delivered to Agent or any Lender by any Credit Party shall be untrue or incorrect in any material respect as of the date when made or deemed made.

          (g) Assets of any Credit Party with a fair market value of $1,000,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.

          (h) A case or proceeding shall have been commenced against any Material Credit Party a decree or order in respect of any Material Credit Party (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Material Credit Party or any substantial part of any such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any Material Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

          (i) Any Material Credit Party shall (i) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Material Credit Party or of any substantial part of any such Person's assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate action in furtherance of any of the foregoing.

          (j) A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate at any time outstanding shall be rendered against any Credit Party and the same shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

          (k) Any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby other than as a result of Agent's failure to take any action within its control.

          (l) Any "Change of Control" shall occur.

     8.2 Remedies.

     (a) (i) If any Event of Default or Material Adverse Effect shall have occurred and be continuing, Agent may, in accordance with Section 2.3, suspend this facility with respect to further Advances and/or the incurrence of further Letter of Credit Obligations and Eligible Trade L/C Obligations and (ii) if any Event of Default shall have occurred and be continuing, Agent may (and at the request of the Requisite Lenders shall), following notice, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

     (b) If any Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice,
(i) terminate this facility with respect to further Advances or the incurrence of further Letter of Credit Obligations and Eligible Trade L/C Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations and Eligible Trade L/C Obligations be cash collateralized as provided in Schedule B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each Credit Party that is a signatory hereto; and (iii) exercise any rights and remedies provided to Agent under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in Sections 8.1(g), (h) or (i), Revolving Loan Commitments to make further Advances or the incurrence of further Letter of Credit Obligations and Eligible Trade L/C Obligations shall automatically terminate and all of the Obligations, including the Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

     (c) Notwithstanding anything to the contrary contained herein, in the Mortgages or in the Amended and Restated Security Agreement, if the Loans have been accelerated in accordance with the provisions hereof, the proceeds from the foreclosure, sale or other disposition of Collateral shall be applied as follows:

          (i) if such proceeds are from the Term Collateral, such proceeds shall be applied (1) first, to the expenses of such foreclosure, sale or other disposition of Collateral, (2) second, to Fees and Agent's expenses reimbursable hereunder, (3) third, to accrued interest on the Term Loan B,
     (4) fourth, to the outstanding principal balance of the Term Loan B, (5) fifth, to accrued interest on the Swing Line Loan, (6) sixth, to the outstanding principal balance of the Swing Line Loan, (7) seventh, to the accrued interest on the Revolving Loan (other than interest owing to a Non-Funding Lender), (8) eighth, to the outstanding principal balance of the Revolving Loan (other than principal owing to a Non-Funding Lender),
     (9) ninth, to the other Obligations (other than Obligations owing to a Non-Funding Lender) in such order as Agent shall determine, (10) tenth, to the accrued interest on the Revolving Loan owing to Non-Funding Lenders,
     (11) eleventh, to the outstanding principal balance of the Revolving Loan owing to


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

     Non-Funding Lenders, and (12) twelfth, to the other Obligations owing to Non-Funding Lenders; and

          (ii) if such proceeds are from Collateral other than Term Collateral, such proceeds shall be applied (1) first, to the expenses of such foreclosure, sale or other disposition of Collateral, (2) second, to Fees and Agent's expenses reimbursable hereunder, (3) third, to accrued interest and the outstanding principal balance of Loans other than the Term Loan B (other than interest and principal owing to a Non-Funding Lender), and to the cash collateralization of all outstanding Letter of Credit Obligations and Eligible Trade L/C Obligations, in such order as Agent shall determine,
     (4) fourth, to accrued interest on the Term Loan B, (5) fifth, to the outstanding principal balance of the Term Loan B,(6) sixth, to the other Obligations (other than Obligations owing to a Non-Funding Lender) in such order as Agent shall determine, (7) seventh, to the accrued interest on Loans other than the Term Loan B owing to Non-Funding Lenders, (8) eighth, to the outstanding principal balance of the Loans other than the Term Loan B owing to Non-Funding Lenders, and (9) ninth, to the other Obligations owing to Non-Funding Lenders.

     (d) In the event that Borrower and some or all of the Credit Parties are sold as a going concern or Term Collateral and other Collateral are sold together, and, in either case, the proceeds are insufficient to pay all of the Obligations in full, then, at the request of the holders of a majority in principal amount of the Revolving Loan Commitments (or following acceleration of the Revolving Loan, the holders of a majority of the principal amount of the Revolving Loan) or at the request of the holders of a majority in principal amount of the Term Loan B, an independent appraiser selected by the Requisite Lenders will be hired to appraise the Collateral to be sold with the expenses of such appraiser to be paid by the Lenders in accordance with their Pro Rata Shares. The appraiser shall determine the fair market values of the Term Collateral and all other Collateral being directly or indirectly sold in such a transaction. The portion of the net proceeds of sale equal to a percentage determined by (x) the fair market value of the Term Collateral sold divided by
(y) the fair market value of all Collateral sold, will be applied to the Term Loan B. The balance of the net proceeds of sale will be applied to the other Obligations. The appraiser's determination will be final and binding on all Lenders.

     8.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal and exemption laws.


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     9.   ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

     9.1 Assignment and Participations.

     (a) Any Lender may assign at any time or times, any of the Loan Documents, Loans, any Commitment or any portion thereof or interest therein, including, without limitation, any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not, with Borrower's consent which shall not be unreasonably withheld or delayed; provided that so long as any Event of Default shall have occurred and be continuing Borrower's consent shall not be required. Any assignment by a Lender shall (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed) and the execution of an assignment agreement (a "Lender Assignment Agreement") substantially in form attached hereto as Exhibit 9.1(a) and otherwise in form and substance satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and the Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; and (iv) include a payment by the assigning Lender to the Agent of an assignment fee of $3,500. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the Commitments. In the event Agent or any Lender assigns or otherwise transfers all or any part of a Note, Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes being assigned.

     (b) Borrower consents to any Lender's sale of a participation, at any time or times, in all or part of its Commitment. Any sale of a participation by a Lender of all or any part of its Commitment shall be made with the understandings that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, except as provided in the following sentence, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the final scheduled maturity date of the principal amount of any Loan in which such holder participates, and
(iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.13, 1.15, 1.16 and 9.8, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence neither Borrower nor any Credit Party shall have any obligation or duty to any participant.

Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

     (c) So long as no Event of Default shall have occurred and be continuing, no Lender shall assign or sell participations in any portion of its Loans or Revolving Loan Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.16(a), increased costs under Section 1.16(b), an inability to fund LIBOR Loans under Section 1.16(c), or withholding taxes in accordance with Section 1.16(d).

     (d) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrower and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

     (e) Borrower shall assist any Lender permitted to sell assignments under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested, and the participation of management in meetings with, potential assignees at Borrower's headquarters. Borrower shall certify the correctness, completeness and accuracy of all descriptions of Borrower and its affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrower shall only be certified by Borrower as having been prepared by Borrower in compliance with the representations contained in Section 3.4.

     (f) A Lender may furnish any information concerning Borrower in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained herein.

     9.2 Appointment of Agent. GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

     If Agent shall request instructions from Requisite Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities and Costs or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders.

     9.3 Agent's Reliance, Etc. Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     9.4 GE Capital and Affiliates. With respect to its Commitments hereunder, GE Capital shall have the same right and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

     9.5 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4 and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of the Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

     9.6 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower and without limiting the obligations of Borrower hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Borrower.

     9.7 Successor Agent. Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent which shall be reasonably acceptable to Borrower. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution organized under the laws of the United States of America or of any State thereof having a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent (which shall be reasonably acceptable to Borrower) as provided above. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, and the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

     9.8 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower (regardless of whether such balances are then due to Borrower and without regard to the adequacy of any other Collateral) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note exercising a right to set off shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off with each other Lender or holder in accordance with their respective Pro Rata Shares. Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

     9.9 Advances; Payments; Information; Non-Funding Lender.

     (a) Advances; Payments; Fee Payments.

          (i) The parties hereto agree that, whenever possible, the Swing Line Loan shall be the first Loan advanced and the first Loan repaid so as to minimize fluctuations in the Revolving Loan balance. Furthermore, for ease of administration, Agent may, on behalf of Lenders, disburse funds to Borrower for requested Revolving Credit Advances and the Revolving Loan balance may fluctuate from day to day through Agent's disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and each Lender, Revolving Credit Advances requested to be made in respect of Index Rate Loans and payments in respect thereof will be settled according to the procedures described in Sections 9.9(a)(ii) and 9.9(a)(iii) below. Notwithstanding these procedures, each Lender's obligation to fund its portion of any Revolving Credit Advances made by Agent to Borrower will commence on the date such Advances are made by Agent. Such payments will be made by each Lender without setoff, counterclaim or reduction of any kind.

          (ii) Not later than 11:00 a.m. (Chicago time) on the second (2nd) and fifth (5th) Business Day of each week, or more frequently (including daily) if Agent so elects (each such day being a "Settlement Date"), Agent will advise each Lender by telephone or telecopy of the amount of such Lender's Pro Rata Share of the balance of the Revolving Loan as of the close of business on the first (1st) Business Day immediately preceding the Settlement Date. In the event that payments from Agent are necessary to adjust the amount of such Lender's portion of the Revolving Loan to such Lender's Pro Rata Share of the Revolving Loan as of any Settlement Date, Agent will pay each Lender, in same day funds, by wire transfer to its account not later than 2:00 p.m. (Chicago time) on the Settlement Date. Agent may allocate payments among the Lenders so as to cause the principal amount of the Loans outstanding from each Lender to match that Lender's Pro Rata Share. If Agent so elects, Agent may require that each Lender make its Pro Rata Share of any requested Revolving Credit Advance available to Agent for disbursement prior to the funding of such Advance. If Agent elects to require that such funds be so made available, Agent shall advise each Lender by telephone or telecopy of the amount of such Lender's Pro Rata Share of the requested Revolving Credit Advance no later than noon (Chicago time) on the date of funding of each Index Rate Loan and no later than 11:00 a.m. (Chicago Time) on the date that is two (2) Business Days prior to the proposed funding date of any LIBOR Loan, and each such Lender shall pay Agent such amount in same day funds, by wire transfer to the Collection Account not later than 2:00 p.m. (Chicago time) on the date of funding such Advance.

          (iii) For purposes of this Section 9.9(a)(iii), the following terms will have the following meanings:

          (A) "Daily Loan Balance" means, with respect to the Revolving Credit Advances, an amount calculated as of the end of each calendar day by subtracting (i) the cumulative principal amount paid by Agent to a Lender with respect to the Revolving Credit Advances from the Closing Date through and including such calendar day, from
               (ii) the cumulative principal amount of the Revolving Credit Advances advanced by such Lender to Agent from the Closing Date through and including such calendar day.

          (B) "Daily Interest Rate" means, with respect to the Revolving Credit Advances, an amount calculated by dividing the interest rate payable to a Lender on the Revolving Credit Advances (as determined pursuant to Section 1.5 and 1.6) as of each calendar day by three hundred sixty (360) days in the case of LIBOR Loans and three hundred sixty-five (365) days in the case of Index Rate Loans.

          (C) "Daily Interest Amount" means, with respect to the Revolving Loan, an amount calculated by multiplying the Daily Loan Balance of


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

               the Revolving Credit Advances by the associated Daily Interest Rate applicable to such Revolving Credit Advances.

          (D) "Interest Ratio" means, with respect to the Revolving Credit Advances, a number calculated by dividing the total amount of interest on the Revolving Credit Advances received by Agent during the immediately preceding month by the total amount of interest on the Revolving Credit Advances due from Borrower during the immediately preceding month.

     On the first (1st) Business Day of each calendar month (an "Interest Settlement Date"), Agent will advise each Lender by telephone or telecopy of the amount of such Lender's Pro Rata Share of interest and Fees paid for the benefit of Lenders with respect to the Revolving Credit Advances as of the end of the last day of the immediately preceding month. Provided that such Lender has made all payments required to be made by it under this Agreement and the other Loan Documents, Agent will pay to such Lender such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders on the Revolving Loans. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender to Agent in writing, as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Lender Assignment Agreement) not later than 12:00 noon (Chicago time) on the next Business Day following the Interest Settlement Date. Such Lender's Pro Rata Share of interest on Revolving Credit Advances will be calculated by adding together such Lender's Pro Rata Share of the Daily Interest Amounts for each calendar day of the prior month for the Revolving Credit Advances and multiplying the total thereof by the Interest Ratio for the Revolving Credit Advances. Consistent with the foregoing, during those periods between Settlement Dates in which Agent has advanced more than its Pro Rata Share of the Revolving Credit Advances, the Daily Interest Amount allocable to the Lenders will be reduced and the interest accrued on such amounts shall be for the account of Agent.

     (b) Availability of Lender's Pro Rata Share. Agent may assume that each Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each Settlement Date. If such Pro Rata Share is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Agent. Nothing in this Section 9.9 or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Revolving Loan Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

     (c) Return of Payments.

          (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

          (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

     (d) Non-Funding Lenders.

     The failure of any Lender (such Lender, a "Non-Funding Lender") to make any Revolving Credit Advance to be made by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligations to make a Revolving Credit Advance on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Revolving Credit Advance to be made by such Non-Funding Lender, and no Other Lender shall have any obligation to Agent or any Other Lender for the failure by such Non-Funding Lender. Notwithstanding anything set forth herein to the contrary so long as any Lender continues to be a Non-Funding Lender, such Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of "Requisite Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

     (e) Dissemination of Information.

     Agent will use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, however, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Lenders acknowledge that Borrower is required to provide Financial Statements and Collateral Reports to certain of the Lenders in accordance with Schedules G and H hereto and agree that Agent shall have no duty to provide the same to Lenders.

     (f) Actions in Concert.

     Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including, without limitation, exercising any rights of set-off) without first obtaining the prior written consent of Agent or Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of the Agent.

     (g) Regulation A.

     Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or a portion of its rights under this Agreement


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

(including, without limitation, the Advances owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

     10.  SUCCESSORS AND ASSIGNS

     10.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party signatory hereto, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Requisite Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party signatory hereto without the prior express written consent of Agent and Requisite Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party signatory hereto, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

     11.  MISCELLANEOUS

     11.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2 below. Any letter of interest, commitment letter, fee letter (other than the GE Capital Fee Letter and the Revolver Fee Letter) or confidentiality agreement between any Credit Party and Agent or any Lender or any of their respective affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

     11.2 Amendments an Waivers.

     (a) Except as otherwise provided below, no amendment, modification, termination or waiver of any provision of this Agreement or any of the Notes, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and each Credit Party signatory hereto, and by Requisite Lenders.

     (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which increases the percentage advance rates set forth in the definition of Borrowing Base, shall be effective unless the same shall be in writing and signed by Agent, all Lenders and each Credit Party signatory hereto.

     (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby, do any of the following: (i) increase the principal amount of the Commitment of any Lender (and all Lenders shall be deemed to be affected thereby) or amend the definition of Borrowing Base or any component thereof which would have the effect of increasing the credit available to Borrower hereunder; (ii)


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

reduce the principal of, rate of interest on or Fees payable with respect to any Loan, Letter of Credit Obligations or Eligible Trade L/C Obligations of any affected Lender; (iii) extend the final scheduled maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Guaranty of a Material Credit Party; (vi) except as otherwise permitted herein or in the other Loan Documents, release or subordinate the Agent's Liens upon, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding $5,000,000 in the aggregate other than sales of Inventory in the ordinary course; (vii) increase the L/C Sublimit (and all Lenders shall be deemed to be affected thereby); (viii) change the percentage of the Revolving Loan Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; and
(ix) amend or waive Section 8.2(c) or (d) or this Section 11.2 or the definitions of the terms used in Section 8.2(c) or (d) or this Section 11.2 insofar as the definitions affect the substance of Section 8.2(c) or (d) or this
Section 11.2. Without limiting the foregoing, no amendment, modification, termination or waiver which (i) impacts, affects or involves the Term Collateral or (ii) impacts the Term Lender in a manner different than the impact upon the Revolving Lenders shall be effective without the consent of the Term Lender and Requisite Lenders. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

     (d) If, in connection with any proposed amendment, waiver or termination (a "Proposed Change"):

          (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (each such Lender whose consent is not obtained as described in this clause (i) or in clause (ii) below being referred to as a "Non Consenting Lender"), or

          (ii) requiring the consent of Requisite Lenders, the consent of Lenders holding 50.1% of the aggregate Revolving Loan Commitments is obtained, but the consent of Requisite Lenders is not obtained, then, so long as Agent is not a Non-Consenting Lender, Agent shall have the right in its sole discretion (but shall be under no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent, all of the Revolving Loan Commitments of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Lender Assignment Agreement.

     (e) Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under Section 1.13) and termination of the Revolving Loan Commitments, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrower termination statements, termination letters regarding bailee agreements and blocked account agreements and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

     11.3 Fees and Expenses. Borrower shall reimburse Agent for all out-of-pocket expenses incurred in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and advice in connection therewith). Borrower shall reimburse Agent (and, with respect to clauses (c), (d) and (e) below, each Lender) for all fees, costs and expenses, including the fees, costs and expenses of counsel (including the allocated cost of in-house counsel) or other advisors (including environmental and management consultants) for advice, assistance, or other representation in connection with:

     (a) the forwarding to Borrower or any other Person on behalf of Borrower by Agent of the proceeds of the Loans;

     (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

     (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Agent by virtue of the Loan Documents;

     (d) any attempt to enforce any rights of Agent or any Lender against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents;

     (e) any work-out or restructuring of the Loans during the pendency of one or more Events of Default, but only as to Persons who are Lenders as of the Closing Date and who continue to hold 7.5% or more of the total Revolving Loan Commitments;

     (f) efforts to (i) consistent with the terms of the Loan Documents, monitor the Loans or any of the other Obligations, (ii) consistent with the terms of the Loan Documents verify, observe or assess any of the Credit Parties or their respective affairs, and (iii) protect, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, without limitation, all the attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this
Section 11.3 shall be payable, on demand, by Borrower to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

     11.4 No Waiver. Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and Requisite Lenders and directed to Borrower specifying such suspension or waiver.

     11.5 Remedies. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

     11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     11.8 Authorized Signature. Until Agent shall be notified by Borrower to the contrary, the signature upon any Notice of Revolving Credit Advance, Notice of Swing Line Advance, Notice of Continuation/Conversion or other notice or certificate delivered in accordance herewith delivered pursuant hereto of an officer of Borrower listed on Schedule 11.8 shall bind Borrower and be deemed to be the act of Borrower affixed pursuant to and in accordance with resolutions duly adopted by Borrower's Board of Directors.

     11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, CITY OF CHICAGO, ILLINOIS SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, LENDERS AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, CITY OF CHICAGO, ILLINOIS AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN SCHEDULE J OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

     11.10 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the

United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges, prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Schedule J or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Agent) designated on Schedule J to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     11.11 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

     11.13 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

     11.14 Press Releases. Each Credit Party agrees that neither it nor its Affiliates will in the future issue any press release or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so by law or regulation and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement and after such publication, Borrower may make public disclosure of the same information set forth in the tombstone. Furthermore, Borrower may make private disclosures to its suppliers of the existence of this Agreement, the

Maximum Amount hereunder, and the fact that GE Capital acts as Agent hereunder. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

     11.15 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment of the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     11.16 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

     11.17 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     11.18 Confidentiality. Agent and Lenders shall maintain as confidential all nonpublic information provided to them by the Credit Parties for a period of two
(2) years following the Commitment Termination Date, provided that, Agent and Lenders may disclose such information (i) to Persons employed or engaged by Agent or any Lender in evaluating, approving. structuring or administering the Loans and the Revolving Loan Commitments, (ii) to any bona fide assignee or participant that has agreed to comply with the covenant contained in this
Section 11.18 (and any such bona fide assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (i) above), (iii) as required or requested by any Governmental Authority, (iv) pursuant to legal process, or (v) in connection with the exercise of any remedy under the Loan Documents; provided, further that, the foregoing restrictions shall cease to apply to any information that becomes publicly available other than by the actions of Agent, Lenders or any Persons described in clauses (i) or
(ii) above.

                            [signature pages follow]

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                       WILSONS LEATHER HOLDINGS INC.


                                       By: /s/ Peter G. Michielutti
                                           -------------------------------------
                                       Title: Senior Vice President and CFO
                                              ----------------------------------


Revolving Loan Commitment:             GENERAL ELECTRIC CAPITAL CORPORATION, as
$50,000,000 (including                 Agent, Lender and Swing Line Lender
$10,000,000 Swing Line Commitment)

Term Loan B Commitment:
$25,000,000                            By: /s/ Donna H. Evans
                                           -------------------------------------
                                       Title: Vice President
                                              ----------------------------------

Revolving Loan Commitment:             LASALLE RETAIL FINANCE, a division of
$30,000,000                            LaSalle Business Credit, as agent for
                                       Standard Federal Bank National
                                       Association, as Lender

                                       By: /s/ Francis D. O'Connor
                                           -------------------------------------
                                       Title: Senior Vice President
                                              ----------------------------------

Revolving Loan Commitment:             THE CIT GROUP/BUSINESS CREDIT, INC., as
$45,000,000                            Lender and Documentation Agent

                                       By: /s/ Renee Singer
                                           -------------------------------------
                                       Title: Vice President
                                              ----------------------------------

Revolving Loan Commitment:             WELLS FARGO RETAIL FINANCE LLC, as Lender
$45,000,000                             and Syndication Agent


                                       By: /s/ Christopher O'Connor
                                           -------------------------------------
                                       Title: Senior Vice President
                                              ----------------------------------
Revolving Loan Commitment:             U.S. BANK NATIONAL ASSOCIATION,
$10,000,000                            as Lender


                                       By: /s/ Scott Singer
                                           -------------------------------------
                                       Title: Relationship Manager
                                              ----------------------------------

     The undersigned are executing this Credit Agreement in their capacity as Credit Parties, but only as to the representations, warranties and covenants contained in Sections 3, 5 and 6:

Wilsons The Leather Experts Inc.

By: /s/ Peter G. Michielutti
    -----------------------------------
Title: Senior Vice President and CFO
       --------------------------------

Wilsons Center, Inc.

By: /s/ Peter G. Michielutti
    -----------------------------------
Title: Senior Vice President and CFO
       --------------------------------

Rosedale Wilsons, Inc.

By: /s/ Peter G. Michielutti
    -----------------------------------
Title: Senior Vice President and CFO
       --------------------------------

River Hills Wilsons, Inc.

By: /s/ Peter G. Michielutti
    -----------------------------------
Title: Senior Vice President and CFO
       --------------------------------

Bermans The Leather Experts Inc.

By: /s/ Peter G. Michielutti
    -----------------------------------
Title: Senior Vice President and CFO
       --------------------------------

                                   SCHEDULE A

                                   DEFINITIONS

     Capitalized terms used in this Agreement shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings and all section references in the following definitions shall refer to Sections of this
Agreement:

     "Account Debtor" shall mean any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

     "Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Credit Party (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including, without limitation, unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party) now or hereafter in existence, (e) all health care insurance receivables and (f) all collateral security of any kind now or hereafter in existence, given by any Account Debtor or any other Person with respect to any of the foregoing.

     "Advance" shall mean any Revolving Credit Advance or Swing Line Advance, as the context may require.

     "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or (c) each of such Person's officers, directors, joint venturers and partners. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management of policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Agent and each Lender.

     "Agent" shall mean GE or its successor appointed pursuant to Section 9.7.

     "Agreement" shall mean the Fourth Amended and Restated Credit Agreement by and among Borrower, GE Capital, as Lender, Term Lender, Swing Line Lender and Agent and the other Lenders signatory, as amended, modified, restated or extended from time to time.

     "Amended and Restated Security Agreement" shall mean the Security Agreement and the Supplemental Security Agreement, as amended and restated as of June 19, 2001 and as further amended, modified or restated, from time to time and each Supplemental Security Agreement entered into thereafter.

     "Appendices" shall have the meaning assigned to it in the recitals to this Agreement.

     "Applicable Margins" shall mean the Applicable Index Margin, Applicable LIBOR Margin, Applicable L/C Margin and Applicable Swing Line Margin.

     "Applicable Index Margin" shall mean a per annum rate of interest payable in addition to the Index Rate on Index Rate Loans, determined by reference to
Section 1.6.

     "Applicable LIBOR Margin" shall mean a per annum rate of interest payable in addition to the LIBOR Rate on LIBOR Rate Loans, determined by reference to
Section 1.6.

     "Applicable L/C Margin" shall mean the per annum letter of credit fee payable with respect to Letter of Credit Obligations and Eligible Trade L/C Obligations, determined by reference to Section 1.6.

     "Applicable Swing Line Margin" shall mean the per annum rate of interest payable in addition to the Commercial Paper Rate on Swing Line Loans, determined by reference to Section 1.6.

     "Approved Shipper" shall mean any reputable and creditworthy shipper or freight forwarder that has entered into a bailee letter with Agent on terms acceptable to Agent regarding in-transit Inventory and which transports finished goods Inventory from overseas to Borrower's Distribution Centers or, at Borrower's direction, to Store Guarantors' Stores.

     "Assignment Agreement" shall mean an agreement substantially in form attached hereto as Exhibit 9.1(a) and otherwise in form and substance satisfactory to, and acknowledged by, Agent whereby a portion of any or all of the Revolving Loan Commitments are assigned to a Lender after the Closing Date.

     "Bentley" shall mean Bentley's Luggage Corp., a Florida corporation.

     "Bermans" means Bermans The Leather Experts Inc., a Delaware corporation.

     "Borrower" shall have the meaning assigned thereto in the recitals to this Agreement.

     "Borrowing Availability" shall have the meaning assigned to it in Section 1.1(a).

     "Borrowing Base" shall mean, as of any date of determination, the sum of:

          (a) 70% of the book value of Eligible Inventory-Apparel during the Pre-Peak Season or 65% of the book value of Eligible Inventory-Apparel during the Peak Season and the Off Season (collectively, the "Eligible Inventory-Apparel Advance Rate"); provided, that in no event shall the Eligible Inventory-Apparel Advance Rate exceed 85% of the NOLV of the Inventory-Apparel; plus

          (b) 85% of the book value of Eligible Accounts at all times; plus ----

          (c) 65% of the book value of Eligible Inventory-Luggage during the Pre-Peak Season or 55% of the book value of Eligible Inventory-Luggage during the Peak Season and the Off Season ( collectively the "Eligible Inventory-Luggage Advance Rate"); provided, that in no event shall the Eligible Inventory-Luggage Advance Rate exceed 85% of the NOLV of the Inventory-Luggage; plus

          (d) 60% of the face amount of all then outstanding and undrawn Eligible Trade L/Cs at all times (the "Eligible Trade L/C Advance Rate"); provided, that in no event shall the Eligible Trade L/C Advance Rate exceed 85% of the NOLV of the Inventory - Apparel or Inventory - Luggage, as applicable, which shall exist upon a draw on the applicable Eligible Trade L/C;

          less the Minimum Excess Availability Reserve and in each case less any additional Reserve established by Agent at such time.

     "Borrowing Base Certificate" shall mean a certificate to be executed and delivered from time to time by Borrower in the form attached to this Agreement as Exhibit 4.1(b).

     "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Illinois or the State of Minnesota and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

     "Capital Expenditures" shall mean all payments during any measuring period (including the principal portion of payments under Capital Leases, installment purchase agreements and other similar purchase money financing arrangements) for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

     "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.

     "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

     "Cash Management Systems" shall have the meaning assigned to it in Section 1.8.

     "Change of Control" shall mean any event, transaction or occurrence as a result of which (a) Ultimate Parent shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital stock of First Intermediate Parent or (b) First Intermediate Parent shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital stock of each of its direct and indirect Subsidiaries, except as permitted under Section 6.1 and Section 6.8 of this Agreement and except for the Joint Ventures and Foreign Subsidiaries or (c) a "Change of Control" (as such term is defined in the Senior Notes Documents) shall occur or
(d) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 30% or more of the issued and outstanding shares of capital Stock of Ultimate Parent having the right to vote for the election of directors of Ultimate Parent under ordinary circumstances or (e) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Ultimate Parent (together with any new directors whose election by the board of directors of Ultimate Parent or whose nomination for election by stockholders of Ultimate Parent was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

     "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including, without limitation, taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (b) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

     "Chattel Paper" shall mean any "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party.

     "CIT" shall mean the CIT Group/Business Credit, Inc.

     "Closing Date" shall mean April 23, 2002.

     "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Illinois; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Illinois, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

     "Collateral" shall mean the property covered by the Amended and Restated Security Agreement, the Mortgages and the other Collateral Documents and any other personal property, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations, including, but not limited to, the Term Collateral.

     "Collateral Documents" shall mean the Amended and Restated Security Agreement, the Mortgages, the Consignment Agreement, the Pledge Agreements, the Guaranties, the Patent Security Agreement, the Trademark Security Agreement, the Copyright Security Agreement and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

     "Collateral Reports" shall mean the reports with respect to the Collateral referred to in Schedule H.

     "Collection Account" shall mean that certain account of Agent, account number 502-328-54 in the name of Agent at Bankers Trust Company in New York or any substitute Collection Account established in accordance with Schedule E hereto.

     "Commercial Paper Rate" shall mean the month-end published rate for 30-day Dealer Commercial Paper (high grade unsecured notes sold through dealers by major corporations in multiples of $1,000) as from time to time reported in the "Money Rates" column in The Wall Street Journal. The rate of interest applicable to the Swing Line Loan shall for each month be based upon the Commercial Paper Rate as of the last Business Day of the preceding month.

     "Commitments" means (a) as to any Lender, the aggregate of such Lender's Revolving Loan Commitment (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment) and Term Loan B Commitment as set forth on the signature page to this Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment) and the Term Loan B Commitment of the Term Lender, which aggregate commitment shall be Two Hundred Five Million Dollars ($205,000,000) on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with this Agreement.

     "Commitment Termination Date" shall mean the earliest of (a) June 30, 2005,
(b) the date of termination of Lenders' obligations to make Advances and/or incur Letter of Credit Obligations and Eligible Trade L/C Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrower of the

Loans and the cancellation and return of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations and Eligible Trade L/C Obligations pursuant to Schedule B, and the permanent reduction of the Revolving Loan Commitment and the Swing Line Commitment to zero dollars ($0), in accordance with the provisions of Section 1.3(c).

     "Concentration Account" shall have the meaning assigned to it on Schedule
E.

     "Consignment Agreement" shall mean the Amended and Restated Master Consignment Agreement dated as of April 23, 2002 among Borrower and each of the Store Guarantors, as amended, restated or otherwise modified from time to time.

     "Contracts" shall mean all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including, without limitation, any and all agreements relating to the terms of payment or the terms of performance of any Account.

     "Credit Parties" shall mean Ultimate Parent, First Intermediate Parent, Second Intermediate Parent, Third Intermediate Parent, Borrower, and each other Store Guarantor.

     "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

     "Default Rate" shall have the meaning assigned to it in Section 1.5(d).

     "Deposit Accounts" shall mean all "deposit accounts" as such term is defined in the Code, now or hereafter held in the name of any Credit Party.

     "Distribution Center" shall mean (i) the warehouse and distribution center operated by Borrower, located at 7401 Boone Avenue North, Brooklyn Park, Minnesota 55428, (ii) the distribution center operated by Borrower, located at Suite 600, 8555 Revere Lane, Maple Grove, Minnesota 55369, (iii) the warehouse and distribution center leased or operated by El Portal, located at 711 Pilot Road #F, Las Vegas, Nevada 89119, (iv) the warehouse and distribution center operated by Bentley, located at 3353 Northwest 74th Avenue, Miami, Dade County, Florida, or (v) the warehouse and distribution center operated by El Portal and Bentley, located at 3325 W. Sunset Road, Suites G, H and I, Las Vegas, Nevada 89118, and "Distribution Centers" shall mean any two or more of the foregoing, collectively

     "Documents" shall mean all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

     "Dollars or $" shall mean lawful currency of the United States of America.

     "EBITDA" means, with respect to Ultimate Parent for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Ultimate Parent for such period, determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain

(but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by Ultimate Parent (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of Ultimate Parent for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes,
(ii) interest expenses, (iii) loss from extraordinary items for such period,
(iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of Ultimate Parent of any Stock, and (vii) any other non-cash charges (but solely to the extent such other non-cash charges are not greater than (A) $500,000 in the aggregate for the two Fiscal Quarter period ending on or about October 31, 2001, (B) $26,000,000 for the Fiscal Quarter ending on or about February 2, 2002 and (C) $2,000,000 for any Fiscal Quarter thereafter) that have been subtracted in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of Ultimate Parent for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of Ultimate Parent: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, Ultimate Parent or any of Ultimate Parent's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which Ultimate Parent has an ownership interest, except to the extent any such income has actually been received by Ultimate Parent in the form of cash dividends or distributions;
(3) the undistributed earnings of any Subsidiary of Ultimate Parent to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period;
(5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of Ultimate Parent, (8) in the case of a successor to Ultimate Parent by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and
(9) any deferred credit representing the excess of equity in any Subsidiary of Ultimate Parent at the date of acquisition of such Subsidiary over the cost to Ultimate Parent of the investment in such Subsidiary.

     "Eligible Accounts" shall have the meaning assigned to it in Section 1.22 hereof.

     "Eligible In-Transit Inventory" shall have the meaning assigned to it in
Section 1.21 hereof.

     "Eligible Inventory" shall mean Eligible Inventory-Apparel and Eligible Inventory-Luggage as set forth in Section 1.19 and Section 1.20 hereof.

     "Eligible Inventory-Apparel" shall have the meaning assigned to it in
Section 1.19 hereof.

     "Eligible Inventory-Luggage" shall have the meaning assigned to it in
Section 1.20 hereof.

     "Eligible Trade L/C's" shall have the meaning assigned to it in Section
1.23 hereof.

     "Eligible Trade L/C Obligations" shall mean all outstanding obligations incurred by Agent and Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Eligible Trade L/Cs by Agent or a Subsidiary thereof or a reimbursement agreement or guaranty by Agent with respect to Eligible Trade L/Cs. The amount of any such Eligible Trade L/C Obligations shall equal the maximum amount which may be payable by Agent or Lenders thereupon or pursuant thereto.

     "El Portal" shall mean, El Portal Group, Inc., a Nevada corporation.

     "Environmental Laws' shall mean all federal, state, local and foreign laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amend or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree or judgment, relative to the applicable real estate, relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.ss.ss.9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C.ss.ss.1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C.ss.ss.136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss.ss.6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C.ss.ss.2601 et seq.); the Clean Air Act, as amended (42 U.S.C.ss.ss.740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C.ss.ss.1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C.ss.ss.651 et seq.) ("OSHA"); and the Safe Drinking Water Act, as amended (42 U.S.C.ss.ss.300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

     "Environmental Liabilities and Costs" shall mean all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any person or entity, whether based in contract, tort, implied or, express warranty, strict liability, criminal or civil statute or common law (including any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Release, threatened Release or the presence of a Hazardous Material or threatened Release of a Hazardous Material.

     "Environmental Permits" shall mean all permits, licenses, administrative orders, consent orders, consent decrees, governmental agency agreements, or other written documents detailing required environmental performance expected of or permitted by any Credit party by Governmental Authority.

     "Equipment" means all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and Fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

     "ERISA Affiliate" shall mean, with respect to any Credit Party, any trade or business (whether or not incorporated) which, together with such Credit Party, are treated as s single employer within the meaning of Sections 414(b),
(c), (m) or (o) of the IRC with respect to any period after the Closing Date.

     "ERISA Event" shall mean, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under
Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041 of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; or (i) the loss of a Qualified Plan's qualification or tax exempt status.

     "ESOP" shall mean a Plan which is intended to satisfy the requirements of
Section 4975(e)(7) of the IRC.

     "Event of Default" shall have the meaning assigned to it in Section 8.1.

     "Fees" shall mean any and all fees payable to Agent or any Lender pursuant to this Agreement or any of the other Loan Documents.

     "Financial Statements" shall mean the consolidated income statement, statements of cash flows and balance sheets of Ultimate Parent and/or its Subsidiaries delivered in accordance with Section 3.4 of this Agreement and Schedule G to this Agreement.

     "First Intermediate Parent" shall mean Wilsons Center, Inc., a Minnesota corporation.

     "Fiscal Month" shall mean any of the monthly accounting periods of Ultimate Parent.

     "Fiscal Quarter" shall mean any of the four 13 calendar week accounting periods of Ultimate Parent ending on or about the last day of January, April, July and October of each year.

     "Fiscal Year" shall mean any of the annual accounting periods of Ultimate Parent ending on the Saturday closest to the last day of January of each year.

     "Fixed Charges" shall mean, for any fiscal period with respect to Ultimate Parent and its Subsidiaries on a consolidated basis, the aggregate of all Interest Charges paid in cash during such period, plus (a) scheduled payments of principal with respect to Indebtedness during such period, plus (b) lease payments with respect to Stores (including base rent, percentage rent, common area payments and real estate taxes) during such period, plus (c) the provision for income taxes with respect to such period.

     "Fixed Charges Coverage Ratio" shall mean, with respect to Ultimate Parent and its Subsidiaries on a consolidated basis for any fiscal period, the ratio of
(x) the sum of EBITDA, plus lease payments with respect to Stores (including base rent, percentage rent, common area payments and real estate taxes) during such period, less the unfinanced portion of Capital Expenditures during such period to (y) Fixed Charges.

     "Fixtures" means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

     "Foreign Subsidiaries" shall mean Wilsons (UK) Limited, Wilsons Leather Gatsland Limited, Wilsons Leather Gatsair Limited, Wilsons Leather of Hong Kong Limited, and any other Subsidiary of the Ultimate Parent incorporated in a jurisdiction outside of the United States.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect, consistently applied.

     "GE Capital" shall mean General Electric Capital Corporation, a New York corporation.

     "GE Capital Fee Letter" shall mean that certain letter, dated as of May 24, 1999 and supplemented as of October 31, 2000 and as of May 29, 2001 and supplemented and superseded in part by that certain letter agreement dated as of the Closing Date, each between GE Capital and Borrower with respect to certain Fees to be paid from time to time by Borrower to GE Capital.

     "General Intangibles" shall mean all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract (including the Consignment Agreement, as amended or modified from time to time), all payment intangibles, customer lists, any Licenses, copyrights, Trademarks, service marks, tradenames, business names, corporate names, trade styles, logos and other source or business identifiers, patents, and all applications therefor and reissues, extensions or renewals thereof, rights in intellectual property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark registration, or Trademark licensed under any Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

     "GOB Loans Cap" shall have the meaning assigned to it in Section
1.1(a)(iv).

     "GOB Revolver Cap" shall have the meaning assigned to it in Section 1.1(a)(iv)

     "Goods" shall mean all "goods" as defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in "goods" as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executing, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made or (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

     "Guaranties" shall mean, collectively, the Parent Guaranty, the Store Guarantors' Guaranty and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

     "Guarantors" shall mean Ultimate Parent, First Intermediate Parent, Second Intermediate Parent, Third Intermediate Parent, each other Store Guarantor, and each other Person, if any, which executes a guarantee or other similar agreement in favor of Agent in connection with the transactions contemplated by this Agreement and the other Loan Documents.

     "Hazardous Material" shall mean any substance, material or waste, the generation, handling, storage, treatment or disposal of which is regulated by or forms the basis of liability now or hereafter under, any Governmental Authority in any jurisdiction in which Borrower or any Subsidiary thereof has owned, leased, or operated real property or disposed of hazardous materials, or by any Federal government authority, including, without limitation, any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" or other similar term or phrase under any Environmental Laws,
(b) petroleum, or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), any radioactive substance, methane, volative hydrocarbons or any industrial solvent, (c) designated as a "hazardous substance" pursuant to
Section 311 of the Clean Water Act, 33 U.S.C.ss.ss.1251 et seq. (33 U.S.C.ss.ss.1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C.ss.1317), (d) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C.ss.6901, et seq. (42 U.S.C.ss.6903), or (e) defined as a "hazardous substance" pursuant to Section 1012 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.ss.9601 et seq. (42 U.S.C.ss.9601).

     "Indebtedness" of any Person shall mean without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property ), (e) all Capital Lease Obligations, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

     "Index Rate" shall mean the higher of (a) the highest of the most recently published or announced prime, corporate, base, reference or similar benchmark rate, however designated, announced by any of the five (5) largest member banks of the New York Clearing House Association and (b) one half of one percent (.5%) per annum over the Federal funds rate, in each case as of the date of determination. Changes in the rate of interest applicable to Index Rate Loans shall occur simultaneously with changes in the Index Rate.

     "Index Rate Loan" shall mean the Revolving Loan or any portion thereof bearing interest by reference to the Index Rate.

     "Instruments" shall mean all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

     "Intellectual Property" shall mean any and all Licenses, Trademarks, trade secrets and customer lists.

     "Interest Charges" shall mean, with respect to any Person for any fiscal period, the amount which, in conformity with GAAP, would be set forth opposite the caption "Interest Expense" (or any like caption) on a consolidated income statement of such Person and all other Persons with which such Person's Financial Statements are to be consolidated in accordance with GAAP for the relevant period ended on such date, including without limitation, in the case of Ultimate Parent and its Subsidiaries, the L/C Fee and Non-Use Fee, net of interest income and investment income.

     "Interest Payment Date" means (a) as to any Index Rate Loan and the Swing Line Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to each LIBOR Loan, the last day of the LIBOR Period applicable thereto; provided, however, that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued under this Agreement.

     "In-Transit Inventory" shall mean Inventory owned by Borrower consisting of leather apparel and accessories and luggage and accessories and related products, which is in-transit from the manufacturer thereof to the Distribution Centers or by drop ship to one or more Stores operated by a Store Guarantor and reflected on Borrower's monthly balance sheet as in-transit inventory.

     "Inventory" shall mean all "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

     "Inventory-Apparel" shall mean finished goods Inventory owned by Borrower consisting of apparel, luggage, accessories and products held for sale through Store Guarantors, historically bearing the "Wilsons" or "Bermans" names valued on a first-in, first-out basis in accordance with GAAP (and as set forth on the Borrower's stock ledger perpetual system).

     "Inventory-Luggage" shall mean finished goods Inventory owned by Borrower consisting of luggage, accessories and related products other than luggage, accessories, and related products historically held for sale through Store Guarantors bearing the "Wilsons" or "Bermans" names valued on a first-in, first-out basis in accordance with GAAP (and as set forth on the Borrower's stock ledger perpetual system).

     "Inventory GOB Value" shall mean the amount which could be realized upon a sale of the Borrower's Inventory pursuant to a going out of business sale (as determined in accordance with the applicable percentage set forth in the then most recent appraisal delivered to the Agent pursuant to subsection (g) of Schedule H hereto or, until the first such appraisal is delivered, in accordance with the most recent appraisal delivered to Agent prior to the Closing Date).

     "Investment Property" shall mean all "investment property" as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party;
(iv) all commodity contracts held by any Credit Party; and (v) all commodity accounts held by any Credit Party.

     "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

     "IRS" shall mean the Internal Revenue Service, or any successor thereto.

     "Joint Venture" shall mean any business enterprise, regardless of form, domestic or foreign, in which Ultimate Parent or any of its Subsidiaries has an equity interest which constitutes less than 100% of the total equity thereof (other than any directors qualifying shares or similar de minimus ownership interests required by the laws of any state or country), which business enterprise is formed or acquired for business purposes permitted hereby (including a Non-Core Business).

     "LaSalle" shall mean LaSalle Retail Finance, a division of LaSalle Business Credit, as agent for Standard Federal Bank National Association.

     "L/C Availability" shall have the meaning ascribed thereto in Section 1.2 of this Agreement.

     "L/C Issuer" shall have the meaning assigned to such term in Schedule B and shall mean, initially, GE Capital or a subsidiary of GE Capital.

     "L/C Fee" shall have the meaning ascribed thereto in Schedule B to this Agreement.

     "L/C Sublimit" shall mean $75,000,000.

     "Lenders" shall mean GE Capital, the other Lenders named on the signature page of this Agreement including without limitation the Swing Line Lender, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include such assignee.

     "Letter of Credit Obligations" shall mean all outstanding obligations incurred by Agent and Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance Letters of Credit by Agent or a Subsidiary thereof or a reimbursement agreement or guaranty by Agent with respect to a Letter of Credit issued by any other L/C Issuer. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by Agent or Lenders pursuant thereto. This term expressly excludes Eligible Trade L/C Obligations.

     "Letter-of-Credit Rights" shall mean letter-of-credit rights as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

     "Letters of Credit" shall mean documentary or standby letters of credit other than Eligible Trade L/Cs issued for the account of Borrower by L/C Issuer, and bankers' acceptances issued by Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

     "LIBOR Business Day" shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

     "LIBOR Loan" shall mean a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

     "LIBOR Period" shall mean, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to this Agreement and ending seven (7) days or, one, two or three months thereafter, as selected by Borrower in an irrevocable notice to Agent as set forth in Section 1.5(e); provided that the foregoing provision relating to LIBOR Periods is subject to the following:

          (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

          (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

          (c) any LIBOR Period pertaining to a LIBOR Loan for one month or more that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

          (d) Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

          (e) Borrower shall select LIBOR Periods so that there shall be no more than ten (10) separate LIBOR Loans outstanding at any one time.

     "LIBOR Rate" shall mean for each LIBOR Period, a rate of interest equal to:

          (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, two (2) LIBOR Business Days prior to the beginning of each LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

          (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as

     "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System.

     If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower.

     "License" shall mean any Trademark License or other written license of rights or interests in Trademarks now held or hereafter acquired by any Credit Party.

     "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any synthetic lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

     "Litigation" shall have the meaning assigned to it in Section 3.13.

     "Loan Account" shall have the meaning assigned to it in Section 1.12.

     "Loan Documents" shall mean this Agreement, the Notes, the Collateral Documents and all other agreement, instruments, documents and certificates identified in the Schedule of Documents executed and delivered to, or in favor of, Agent and/or Lenders and including (without limitation) all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Material Credit Party, and delivered to Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement as the same may be in effect at any and all times such reference becomes operative.

     "Loan Parties" shall mean Ultimate Parent, First Intermediate Parent, Borrower, Second Intermediate Parent, and Third Intermediate Parent.

     "Loans" shall mean the Revolving Loan, the Term Loan B and the Swing Line Loan.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations or financial or other condition of the Loan Parties considered as a whole, (b) Borrower's ability to pay any of the Loans or any of the other Obligations in accordance with the terms thereof, (c) any material part of the Collateral or Agent's Liens, on behalf of itself and Lenders, on such Collateral or the priority of such Liens, or (d) Agent's or any Lender's rights and remedies under this Agreement and the other Loan Documents. For purposes of the foregoing, any event or occurrence which results or could reasonably be expected to result in uninsured losses, costs or liabilities in excess of 15% of the Borrowing Base as of any date of determination shall be deemed to have a Material Adverse Effect.

     "Material Credit Party" shall mean Ultimate Parent, First Intermediate Parent, Second Intermediate Parent, Third Intermediate Parent, Borrower and each other Store Guarantor that operates more than twelve (12) Stores.

     "Maximum Amount" shall mean, at any particular time, an amount equal to the Revolving Loan Commitment (including as a subpart thereof the Swing Line Commitment) of all Lenders.

     "Minimum Excess Availability Reserve" shall mean a special Reserve established by Agent on the Closing Date and maintained by Agent until the Termination Date in an amount equal to (i) $5,000,000 during the Pre-Peak Season and (ii) $10,000,000 during the Peak Season and the Off-Season.

     "Mortgages" shall mean each of (i) that certain mortgage dated on or about the date hereof executed by Bermans for the benefit of Agent, on behalf of itself and Lenders, with respect to the real property and related assets located at 7401 Boone Avenue North, Brooklyn Park, Hennepin County, Minnesota, (ii) that certain mortgage dated on or about the date hereof executed by Bentley for the benefit of Agent, on behalf of itself and Lenders, with respect to the real property and related assets located at 3353 Northwest 74th Avenue, Miami, Dade County, Florida, each in form and substance reasonably satisfactory to Agent (in each case as amended, restated or otherwise modified from time to time).

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making or is obligated to make contributions on behalf of participants who are or were employed by any of them after the Closing Date.

     "Net Orderly Liquidation Value" or "NOLV" shall mean the appraised orderly liquidation value (expressed as a percentage) of Inventory-Apparel and Inventory-Luggage, as applicable (without duplication as to any Reserves) less reasonable liquidation expenses (to the extent not reflected in the applicable appraisals) as determined in accordance with the then most recent appraisal delivered to the Agent pursuant to subsection (g) of Schedule H hereto or, until the first such appraisal is delivered, in accordance with the most recent appraisal delivered to Agent prior to the Closing Date.

     "Non-Core Business" shall mean any retail or wholesale business other than the retail leather apparel and accessories business and the retail luggage and accessories business and the wholesale business consisting of selling goods against firm purchase orders.

     "Non-Funding Lender" shall have the meaning assigned to it in Section
9.9(d).

     "Non-use Fee" shall have the meaning assigned to it in Section 1.9(b).

     "Notes" shall mean the Revolving Notes, the Term B Note and the Swing Line Note, collectively.

     "Notice of Conversion/Continuation" shall have the meaning assigned to it in Section 1.5(e).

     "Notice of Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a).

     "Notice of Swing Line Advance" shall have the meaning assigned to it in
Section 1.1(c)(i).

     "Obligations" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under this Agreement or any of the other Loan Documents. This term includes all principal, interest (including, without limitation, all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Credit Party, whether or not allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under this Agreement or any of the other Loan Documents.

     "Off Season" shall mean the Fiscal Months of February, March, April, May, June and July of each Fiscal Year.

     "Overadvance" shall have the meaning assigned to it in Section 1.1(a)(iii).

     "Parent Guaranty" shall mean the Amended and Restated Guaranty executed and delivered by Ultimate Parent, First Intermediate Parent, Second Intermediate Parent and Third Intermediate Parent, as amended, modified or restated from time to time.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

     "Peak Season" shall mean the Fiscal Months of November, December and January of each Fiscal Year.

     "Permitted Encumbrances" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2; (b) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits securing bids, tenders, contracts, other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) deposits securing statutory obligations of any Credit Party; (e) workers', mechanics' suppliers' or similar liens arising in the ordinary course of business; (f) carriers', warehousemen's or other similar possessory liens arising in the ordinary course of business;
(g) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (h) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j) of this Agreement; (i) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (j) Liens existing on the Closing Date and listed on Schedule 6.7 hereto; (k) presently existing or hereinafter created Liens in favor of Agent, on behalf of Lenders; and (l) Liens created after the date hereof, by conditional sale or other title retention agreements (including, without limitation, Capital Leases) or in connection with purchase money Indebtedness with respect to assets acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $10,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within thirty (30) days following such purchase and does not exceed 100% of the purchase price of the subject assets and including purchase money Indebtedness and Capital Leases incurred or assumed in connection with a Permitted Acquisition).

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

     "Plan" shall mean, at any time after the Closing Date, an employee benefit plan, as defined in Section 3(3) of ERISA, which any Credit Party maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

     "Pledge Agreements" shall mean the separate Pledge Agreements, executed by each of Ultimate Parent, First Intermediate Parent and Second Intermediate Parent with respect to the Stock of their respective Subsidiaries and by Third Intermediate Parent with respect to the Stock of Borrower, the Store Guarantors, Bermans and Wilsons International, Inc., as amended, modified or restated from time to time.

     "Pre-Peak Season" shall mean the Fiscal Months of August, September and October of each Fiscal Year.

     "Prior Credit Agreement" shall have the meaning assigned thereto in the recitals of this Agreement.

     "Prior Loans" shall have the meaning assigned thereto in the recitals of this Agreement.

     "Proceeds" shall mean "proceeds," as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any patent or patent license, or (ii) for past, present or future infringement or dilution of any copyright, copyright license, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

     "Projections" shall mean (i) for the Fiscal Year ending in January of 2003, Ultimate Parent's forecasted consolidated (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and (d) capitalization statements; and (ii) for the Fiscal Years ending in January of 2004 and 2005, Ultimate Parent's forecasted consolidated profit and loss statements, in each case prepared in a manner consistent with the historical Financial Statements of Ultimate Parent together with appropriate supporting details and a statement of underlying assumptions.

     "Pro Rata Share" shall mean with respect to all matters relating to any Lender, (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment and Swing Line Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments and Swing Line Commitment of all Lenders; and (b) with respect to all Loans, the percentage obtained by dividing (i) the Commitment of that Lender by (ii) the aggregate Commitments of all Lenders.

     "Qualified Plan" shall mean a Plan which is intended to be tax-qualified under Section 401(a) of the IRC maintained by a Credit Party after the Closing Date.

     "Real Estate" shall have the meaning assigned to it in Section 3.6.

     "Refunded Swing Line Loan" shall have the meaning assigned to it in Section 1.1(c)(iii).

     "Release" shall mean, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping of, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such person, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property, which, in any event, has resulted in the creation of any material unpaid liability for such Person.

     "Requisite Lenders" shall mean (a) Lenders having more than seventy-five percent (75%) of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than seventy-five percent (75%) of the aggregate outstanding amount of the Loans (with Swing Line Loans being attributed to the Lenders participating therein) and Letter of Credit Obligations and Eligible Trade L/C Obligations; provided, that when the Term Loan B has been paid in full, such percentage shall be reduced to sixty-six and two-thirds percent (66 2/3%) in each instance.

     "Reserves" shall mean, for purposes of calculating the Borrowing Base, (a) reserves established by Agent from time to time against the Borrowing Base pursuant to Section 5.8 of this Agreement, (b) reserves established pursuant to
Section 5.4(c) of this Agreement, (c) reserves established pursuant to Section 1.11(c) of this Agreement and (d) reserves established pursuant to Sections 1.19, 1.20, 1.21, 1.22, and 1.23 of this Agreement and such other reserves which Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, shrinkage Reserves consistent with those established by Borrower under GAAP, Reserves established to ensure the payment of accrued and unpaid customs duties, customs and shipping charges with respect to Eligible In-Transit Inventory and a sales and use tax Reserve for sales and use taxes due within ninety (90) days shall be deemed to be a reasonable exercise of Agent's credit judgment.

     "Restricted Payment" shall mean (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock,
(b) any payment on account of the Purchase, redemption, defeasance, sinking fund or other retirement or a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages, or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or their Affiliates.

     "Retiree Welfare Plan" shall mean, at any time, a Plan that is a "welfare plan" as defined in Section 3(2) of ERISA, that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant which is maintained by a Credit Party, after the Closing Date.

     "Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a)(i).

     "Revolver Fee Letter" shall mean that certain letter dated as of the Closing Date between Agent and Borrower with respect to certain Fees to be paid from time to time by Borrower to Agent for the benefit of Lenders having Revolving Loan Commitment.

     "Revolving Loan" shall mean as the context may require, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower plus (ii) the aggregate Letter of Credit Obligations and Eligible Trade L/C Obligations incurred on behalf of Borrower.

     "Revolving Loan Commitment" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances, Swing Line Advances and/or incur Letter of Credit Obligations and Eligible Trade L/C Obligations as set forth in the signature page to this Agreement or in the most recent Lender Assignment Agreement executed by such Lender (as of the Closing Date, each Lender's Revolving Loan Commitment is set forth on the Signature Pages hereto) and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances, Swing Line Advances and/or incur Letter of Credit Obligations and Eligible Trade L/C Obligations, which aggregate commitment shall be One Hundred Eighty Million Dollars ($180,000,000) on the Closing Date, as such amount may be adjusted, if at any, from time to time in accordance with this Agreement.

     "Revolving Note" shall have the meaning assigned to it in Section
1.1(a)(ii).

     "Seasonal Store" shall mean kiosks and holiday stores temporarily operated by a Store Guarantor during the Christmas holiday season and located in the United States.

     "Schedule of Documents" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with this Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Schedule F.

     "Second Intermediate Parent" shall mean Rosedale Wilsons, Inc., a Minnesota corporation.

     "Security Agreement" shall mean the Security Agreement dated May 25, 1996 entered into among Agent, on behalf of itself and Lenders, and each Credit Party thereto.

     "Senior Notes" shall mean senior unsecured notes issued by Ultimate Parent and guaranteed by Borrower, and all of the Guarantors (other than Ultimate Parent), in the initial principal amount of $75,000,000, bearing interest at the rate of 11-1/4% per annum and maturing on August 15, 2004.

     "Senior Notes Documents" shall mean the Senior Notes, the Indenture dated as of August 18, 1997 between Ultimate Parent and Norwest Bank, Minnesota, N.A., as trustee, governing the terms and issuance of the Senior Notes, and all guaranties executed and delivered by Subsidiaries of Ultimate Parent with respect to the Senior Notes as the same may be amended, supplemented, restated or otherwise modified from time to time.

     "Software" shall mean all "software" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

     "Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person on a going concern basis is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person on a going concern basis is not less than the amount that will be required to pay the probably liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pensions plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably expected to become an actual or matured liability.

     "Stock" shall mean all shares, options, warrants, general or limited partnership interest or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

     "Store" shall mean a location at which goods are sold at retail operated by a Store Guarantor including the Seasonal Stores.

     "Store Guarantor" shall mean any Subsidiary of Ultimate Parent other than
(i) First Intermediate Parent, (ii) Borrower, (iii) Foreign Subsidiaries and
(iv) Joint Ventures (in each case, whether or not such Person operates a retail store), and "Store Guarantors" shall mean all of the foregoing, collectively.

     "Store Guarantors' Guaranty" shall mean the Amended and Restated Guaranty executed by the Store Guarantors (excluding the Second Intermediate Parent and Third Intermediate Parent) in favor of the Lenders, as amended, modified or restated from time to time.

     "Subordinated Debt" shall mean any Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to the Agent and the Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

     "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and

(B) any partnership or limited liability company in which such Person and/or one ore more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires all references to Subsidiaries in this Agreement or in the other Loan Documents shall be deemed to refer to Subsidiaries of First Intermediate Parent.

     "Supplemental Security Agreement" shall mean the Supplemental Security Agreements dated as May 24, 1999.

     "Supporting Obligations" shall mean all "Supporting Obligations" as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

     "Swing Line Advance" has the meaning assigned to it in Section 1.1(c)(i).

     "Swing Line Availability" has the meaning assigned to it in Section 1.1(c)(i).

     "Swing Line Commitment" shall mean, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Loans as set forth on the signature page to this Agreement, which commitment constitutes a part of the Revolving Loan Commitment of the Swing Line Lender.

     "Swing Line Lender" shall mean GE Capital.

     "Swing Line Loan" shall mean as the context may require, at any time, the aggregate amount of Swing Line Advances outstanding to Borrower.

     "Swing Line Loan Participation Certificate" shall mean a certificate delivered pursuant to Section 1.1(c)(iv).

     "Swing Line Note" has the meaning assigned to it in Section 1.1(c)(ii).

     "Taxes" shall mean taxes, levies, imposes, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender by the federal government or any State or political subdivision thereof.

     "Term Collateral" shall mean (i) all of the assets and property of Bermans and Bentley in which a Lien is purported to be granted by a Mortgage, and (ii) all of the Equipment (and the Proceeds thereof) of each Credit Party covered by the Amended and Restated Security Agreement dated June 19, 2001, in each case whether now existing or hereinafter acquired.

     "Term Lender" shall mean GE Capital.

     "Term Loan B" has the meaning assigned to it in Section 1.1(b)(i).

     "Term Loan B Commitment" means, as to the Term Lender, the commitment of the Term Lender to continue Term Loan B on the Closing Date as set forth in
Section 1.1(b)(i) of
this Agreement, the amount of which commitment is Twenty Five Million Dollars ($25,000,000).

     "Term B Note" has the meaning assigned to it in Section 1.1(b)(i).

     "Termination Date" shall mean the date on which the Loans have been indefeasibly repaid in full and all other Obligations under this Agreement and the other Loan Documents have been completely discharged and Borrower shall not have any further right to borrow any monies thereunder.

     "Third Intermediate Parent" shall mean River Hills Wilsons, Inc., a Minnesota corporation.

     "Title IV Plan" shall mean an employee pension benefit plan, as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan), which is covered by Title IV of ERISA, and which any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to after the Closing Date on behalf of participants who are or were employed by any of them.

     "Trade L/C Inventory" shall mean goods for which an Eligible Trade L/C has been issued hereunder.

     "Trade L/C Inventory GOB Value" shall mean the amount which could be realized upon a sale of the Borrower's Trade L/C Inventory pursuant to a going out of business sale (as determined in accordance with the applicable percentage set forth in the then most recent appraisal delivered to the Agent pursuant to subsection (g) of Schedule H hereto or until the first such appraisal is delivered, in accordance with the most recent appraisal delivered to Agent prior to the Closing Date).

     "Trademark" or "Trademarks" shall mean any and all of the following now owner or hereafter acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

     "Trademark License" shall mean any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Trademark.

     "Trademark Security Agreements" shall mean the Trademark Security Agreements made in favor of Agent, on behalf of Lenders, by each applicable Credit Party, as amended, modified or restated from time to time.

     "Unfunded Pension Liability" shall mean, at any time after the Closing Date, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

     "Ultimate Parent" shall mean Wilsons The Leather Experts Inc., a Minnesota corporation.

     "Uniform Commercial Code jurisdiction" shall mean any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

     "U.S. Bank" U.S. Bank National Association.

     "Wells Fargo" shall mean Wells Fargo Retail Finance LLC.

     "WWT" shall mean WWT, Inc., a Delaware corporation and wholly owned subsidiary of Third Intermediate Parent.

     All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of Illinois to the extent the same are used or defined therein. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including all Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement or any such Exhibit or Schedule.

     Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons, and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.

                                   SCHEDULE B

                                LETTERS OF CREDIT

     (a) Issuance. Subject to the terms and conditions of this Agreement, Agent agrees to incur from time to time, upon the request of Borrower on behalf of Borrower and for Borrower's account, Letter of Credit Obligations and Eligible Trade L/C Obligations by causing Letters of Credit and Eligible Trade L/Cs to be issued on terms acceptable to Agent and by Agent, a subsidiary of Agent or a bank or other legally authorized Person acceptable to Agent and Borrower (each, an "L/C Issuer") for Borrower's account and guaranteed by Agent; provided, however, that the aggregate amount of the sum of all such Letter of Credit Obligations plus Eligible Trade L/C Obligations shall not at any time exceed the lesser of (i) Seventy-Five Million Dollars ($75,000,000) (the "L/C Sublimit"), or (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances; provided further that Letter of Credit Obligations plus Eligible Trade L/C Obligations shall not exceed the Borrowing Base less the outstanding balance of the Revolving Credit Advances and Swing Line Advances. No such Letter of Credit Obligation or Eligible Trade L/C Obligation shall have an expiry date which is more than one year following the date of issuance thereof, and Agent and the Lenders shall be under no obligation to incur Letter of Credit Obligations or Eligible Trade L/C Obligations in respect of any Letter of Credit or Eligible Trade L/C having an expiry date which is later than the Commitment Termination Date. The Borrower may request to change the LC Issuer, subject to consent by Agent, which consent shall not be unreasonably withheld.

     (b) (i) Advances Automatic; Participations. When Agent makes any payment on or pursuant to any Letter of Credit Obligation or Eligible Trade L/C Obligation, such payment shall then be deemed automatically to constitute a Swing Line Advance to the extent of Swing Line Availability (and if Swing Line Availability is zero, a Revolving Credit Advance) to Borrower under this Agreement regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding Borrower's failure to satisfy the conditions precedent set forth in Section 2 of this Agreement, and, in the case of a Revolving Credit Advance, each Lender shall be obligated to pay its Pro Rata Share thereof in accordance with this Agreement. The failure of any Lender to make available to Agent for Agent's own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit or Eligible Trade L/C shall not relieve any other Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Lender shall be responsible for the failure of any other Lender to make available such other Lender's Pro Rata Share of any such payment.

          (ii) If it shall be illegal or unlawful for Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Section 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, then (i) immediately and without further action whatsoever, such Lender shall be deemed to have irrevocably and unconditionally purchased from Agent an undivided interest and participation equal to such Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations or Eligible Trade L/C Obligations in respect of all Letters of Credit or Eligible Trade L/Cs then outstanding and (ii) thereafter, immediately upon issuance of any Letter of Credit or Eligible Trade L/C, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent an undivided interest and participation in such Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations or Eligible Trade L/C Obligations with respect to such Letter of Credit or Eligible Trade L/C on the date of such issuance. Each Lender shall fund its participation in all payments or disbursements made under the Letters of Credit or Eligible Trade L/Cs in the same manner as provided in this Agreement with respect to Revolving Credit Advances.

     (c) Cash Collateral. If any Letter of Credit Obligations or Eligible Trade L/C Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, or if L/C Availability is less than zero or would be reduced to less than zero upon the incurrence of additional Letter of Credit Obligations or Eligible Trade L/C Obligations (an "L/C Availability Short-Fall"), Borrower will pay to Agent for the benefit of the Lenders cash or cash equivalents acceptable to Agent ("Cash Equivalents") in an amount equal to the greater of (1) 100% of the maximum then available to be drawn under each applicable Letter of Credit or Eligible Trade L/C outstanding for the benefit of Borrower, plus such amount as Agent may request to cover fees, costs and expenses (including attorneys' fees and expenses) which may be incurred with respect thereto in the case of cash collateral to be provided on the Commitment Termination Date or (2) in the amount of the L/C Availability Short-Fall in the case where L/C Availability is or would be reduced to less than zero. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to agent. The Cash Collateral Account shall be in the name of Agent (as a cash collateral account), and shall be under the sole dominion and control of Agent and subject to the terms of this Schedule B. Borrower hereby pledges and grants to Agent, on behalf of Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations, Eligible Trade L/C Obligations and other Obligations, whether or not then due. This Agreement, including this Schedule B, shall constitute a security agreement under applicable law.

     From time to time after funds or cash equivalents are deposited in the Cash Collateral Account by Borrower, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by Borrower to the Lenders with respect to such Letter of Credit Obligations or Eligible Trade L/C Obligations and, upon the satisfaction in full of all Letter of Credit Obligations or Eligible Trade L/C Obligations of Borrower outstanding at the Commitment Termination Date or otherwise upon elimination of the L/C Availability Short-Fall, to any other Obligations of Borrower then due and payable. All sums remaining after application of funds from the Cash Collateral Account as herein provided shall be returned to Borrower.

     Agent shall at the direction of Borrower invest the funds in the Cash Collateral Account in short term investments issued or fully guaranteed by the United States government or an agency thereof, and to the extent not applied to the Obligations as provided herein, interest and earnings thereon, if any, shall be the property of Borrower.

     (d) Fees and Expenses. Borrower agrees to pay to Agent for the benefit of the Lenders, as compensation to such Lenders for Letter of Credit Obligations and Eligible Trade L/C Obligations incurred hereunder, (x) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations or Eligible Trade L/C Obligations, and (y) commencing with the month in which any such Letter of Credit Obligations or Eligible Trade L/C Obligation is incurred by the Lenders and on the first day of each month in arrears for each month during which such Letter of Credit Obligation or Eligible Trade L/C Obligation shall remain outstanding, a fee (the "L/C Fee") in an amount equal to the Applicable L/C Margin per annum multiplied by the daily average of the maximum amount available to be drawn under the applicable Letters of Credit and Eligible Trade L/C's outstanding during each month. In addition, Borrower agrees that Borrower (and not Agent or any Lender) shall be responsible for the payment of all L/C Issuer fees, costs, and expenses in connection with the issuance of Letters of Credit and Eligible Trade L/Cs at such times and in such amounts as Borrower and L/C issuer shall agree, pursuant to the application and related documentation under which any Letter of Credit or Eligible Trade L/C is issued. The L/C Fees due under this paragraph (d) shall be calculated on the basis of a 360-day year for the actual number of days elapsed (except as may be otherwise specified in any agreement between Borrower and the L/C Issuer) and shall be paid to Agent for the benefit of the applicable Lenders.

     (e) Requests for Letters of Credit. Borrower shall be deemed to request the incurrence of all documentary Letter of Credit Obligations and Eligible Trade L/C Obligations by electronically forwarding to Agent at its address as set forth in this Agreement an application for issuance of a Letter of Credit or Eligible Trade L/C in the form approved by the L/C Issuer or its processor. Provided that all other criteria for incurrence of Letter of Credit Obligations or Eligible Trade L/C Obligations are met, such application shall be electronically forwarded to the L/C Issuer with Agent's authorization to issue the requested Letter of Credit or Eligible Trade L/C (i) the same day as the application is received by Agent, if such application is forwarded to Agent on or before 12:00 noon (Chicago time) on any Business Day, or (ii) the Business Day following the Business Day that the application is received by Agent, in all other cases. All standby Letter of Credit Obligations shall be incurred upon Borrower's submission of a completed written Application for Standby Letter of Credit in the form provided by Agent. Each standby Letter of Credit shall be issued within two Business Days following finalization of mutually satisfactory letter of credit and drawing certificate provisions.

     (f) Obligation Absolute. The obligation of Borrower to reimburse Agent and Lenders for payments made with respect to any Letter of Credit Obligation or Eligible Trade L/C Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Lender to make payments to Agent with respect to Letters of Credit and Eligible Trade L/Cs shall be unconditional and irrevocable. Such obligations of Borrower and Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

          (i) any lack of validity or enforceability of any Letter of Credit or Eligible Trade L/C or this Agreement or the other Loan Documents or any other agreement;

          (ii) the existence of any claim, set-off, defense or other right which Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit or Eligible Trade L/C (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with this Agreement, the Letter of Credit or Eligible Trade L/C, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower and the beneficiary for which the Letter of Credit or Eligible Trade L/C was procured);

          (iii) any draft, demand, certificate or any other document presented under any Letter of Credit or Eligible Trade L/C proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by L/C Issuer under any Letter of Credit or Eligible Trade L/C against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or Eligible Trade L/C;

          (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

          (vi) the fact that a Default or an Event of Default shall have occurred and be continuing.

     (g) Indemnification: Nature of Lender's Duties. In addition to amounts payable as elsewhere provided in this Agreement, Borrower hereby agrees to pay and protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys' fees and allocated costs of internal counsel) which Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or Eligible Trade L/C, or
(ii) the failure of Agent, any Lender or such L/C Issuer seeking indemnification to honor a demand for payment under any Letter of Credit Obligation or Eligible Trade L/C Obligation as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction). Nothing herein contained shall be deemed to limit or expand the scope of any indemnity or release contained in any agreement between Borrower and the L/C Issuer.

     As between Agent and any Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit or Eligible Trade L/C by beneficiaries of any Letter of Credit or Eligible Trade L/C. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent nor any Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit or Eligible Trade L/C, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or Eligible Trade L/C or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit or Eligible Trade L/C to comply fully with conditions required in order to demand payment under such Letter of Credit or Eligible Trade L/C or the failure of the L/C Issuer to require strict compliance with such conditions; provided that, in the case of any payment by Agent of any Letter of Credit Obligation or Eligible Trade L/C Obligation, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment of such Letter of Credit Obligation or Eligible Trade L/C Obligation thereof complies on its face with any applicable requirements for a demand for payment thereof; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or Eligible Trade L/C or of the proceeds thereof; (vii) for the credit of the proceeds of any drawing under any Letter of Credit or Eligible Trade L/C; and
(viii) for any consequences arising from causes beyond the control of Agent. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under this Agreement.

     Nothing herein contained shall be deemed to waive or release any right or claim that Borrower may have against the L/C Issuer in its capacity as such.

                                   SCHEDULE C


                              INTENTIONALLY OMITTED

                                   SCHEDULE D


                              INTENTIONALLY OMITTED

                                   SCHEDULE E

                             CASH MANAGEMENT SYSTEMS

     Borrower shall, and shall cause the Credit Parties to, establish and maintain the Cash Management Systems described below:

          (a) Until the Termination Date, each Credit Party which maintains a depository account (each, a "Credit Party Account") with any bank (each, a "Relationship Bank") shall instruct each of its Relationship Banks to transfer all good funds on deposit in such Credit Party Account (less reserves for returned items and account fees) by wire transfer or automated clearing house procedures on a daily basis into a bank account in Borrower's name (the "Concentration Account") at Harris Trust and Savings Bank or another bank mutually agreed upon in advance by Agent and Borrower (the "Concentration Account Bank").

          (b) Borrower may maintain, in its name, accounts (each a "Disbursement Account" and collectively, the "Disbursement Accounts") at a bank acceptable to Agent into which, Agent shall, from time to time, deposit proceeds of Revolving Credit Advances and Swing Line Advances made to Borrower pursuant to Section 1.1 of the Agreement.

          (c) On or before the Closing Date, the Concentration Account Bank shall enter into a tri-party blocked account agreement with Agent with respect to the Concentration Account, for the benefit of itself and Lenders, and Borrower, in form and substance acceptable to Agent, which shall become operative on the Closing Date. Such blocked account agreement shall provide, among other things, that (i) all items of payment and funds deposited in the Concentration Account and proceeds thereof deposited in such account are held by such bank, as agent or bailee-in-possession for the Agent, on behalf of Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment and (iii) from and after the Concentration Account Bank's receipt of a notice (an "Activation Notice") from Agent (which Activation Notice may be given by Agent at any time at which an Event of Default has occurred and is continuing), to immediately forward all amounts received in the Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account. From and after the date Agent has delivered an Activation Notice to the Concentration Account Bank, Borrower shall not, and shall not cause or permit any Guarantor to, accumulate or maintain cash in any disbursement accounts and payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements. Absent the issuance of an Activation Notice, Borrower shall be entitled to transfer funds from the Concentration Account to any place it may elect.

          (d) So long as no Event of Default has occurred and is continuing, any Store Guarantor may act to add or replace a Relationship Bank or Credit Party Account and Borrower may replace any Concentration Account Bank or Concentration Account; provided, however, (i) in the case of a replacement Concentration Account Bank, prior to the time of the opening of an account with such new Concentration Account Bank, Borrower and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance satisfactory to Agent. Borrower shall close any Concentration Account (and establish a replacement Concentration Account in accordance with the foregoing sentence) promptly and in any event within thirty (30) days of notice from Agent that the creditworthiness of any Concentration Account Bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days of notice from Agent that the operating performance, funds transfer and/or availability procedures or performance with respect to the Concentration Account or the Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent's reasonable judgment.

          (e) The Concentration Account shall be a cash collateral account, with all cash and other items of payment in such accounts securing payment of the Loans and all other Obligations, and in which Borrower shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Amended and Restated Security Agreement.

          (f) All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with the Agreement and shall be applied (and allocated) by Agent in accordance with the Agreement.

          (g) Each Store Guarantor and its respective officers, employees, agents, directors or other Persons acting for or in concert with Borrower (each a "Related Person") agrees to (i) hold in trust for the Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by such Store Guarantor or any such Related Person, and
     (ii) within one (1) Business Day after receipt by such Store Guarantor or any such Related Person of any checks, cash or other items or payment, deposit the same into the appropriate Credit Party Account. Each Store Guarantor acknowledges and agrees that all cash, checks or items of payment constituting proceeds of Collateral are pledged to Agent for the benefit of Lenders.

          (h) Upon the request of the Agent, each Credit Party shall use good faith efforts to cause each Relationship Bank to enter into tri-party blocked account agreements in form and substance satisfactory to the Agent. Each such blocked account agreement shall provide, among other things, that
     (i) all items of payment deposited in such account and proceeds thereof deposited in the applicable Credit Party Accounts are held by such bank, as agent or bailee-in-possession for the Agent, on behalf of itself and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) such bank agrees to forward immediately all amounts in each Credit Party Account to the Concentration Account Bank (or other applicable bank) and to commence the process of daily sweeps from such Credit Party Account into the Concentration Account (or an account that sweeps, on a daily basis into the Concentration Account).

                                   SCHEDULE F

                             SCHEDULE OF ADDITIONAL
                                CLOSING DOCUMENTS



                                  See Attached

                                   SCHEDULE G

                FINANCIAL STATEMENTS AND PROJECTIONS - REPORTING

     Borrower shall deliver or cause to be delivered to Agent or to Agent and to each Lender which a signatory to the Loan Agreement as of the Closing Date or which holds 10 % or more of the Revolving Loan Commitments, as indicated, the following:

          (a) Monthly Financials. To Agent and Lenders, within thirty (30) days after the end of each Fiscal Month, financial information regarding Ultimate Parent and its Subsidiaries, certified by the Chief Financial Officer of Ultimate Parent, consisting of consolidated (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the most recent annual Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by the certification of the Chief Financial Officer of Ultimate Parent that (x) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of First Intermediate Parent and its Subsidiaries, on a consolidated basis, in each case as at the end of such month and for the period then ended and (y) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

          (b) Quarterly Financials. To Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, copies of the Ultimate Parent's 10-Q. Such financial information shall be accompanied by (A) a statement in reasonable detail showing the calculations used in determining compliance with the financial covenants set forth on Schedule I and (B) the Certification of the Chief Financial Officer of Ultimate Parent that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of First Intermediate Parent and its Subsidiaries, on a consolidated basis, as at the end of such Fiscal Quarter and for the period then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrower shall deliver to Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, a management discussion and analysis which includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year;

          (c) Operating Plan. To Agent and Lender, as soon as available, but not later than thirty (30) days after the end of each Fiscal Year, an annual operating plan, approved by the Board of Directors of Ultimate Parent, for the following Year, which will include a statement of all of the material assumptions on which such plan is based, will include monthly balance sheets and a monthly budget for the following year and will integrate sales, gross profits, operating expenses, operating profit, cash flow projections and borrowing availability projections all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and Stores;

          (d) Annual Audited Financials. To Agent and Lenders, within ninety
     (90) days after the end of each Fiscal Year, copies of the Ultimate Parent's 10-K. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail by Ultimate Parent's Chief Financial Officer showing the calculations used in determining compliance with each of the financial covenants set forth on Schedule I, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) a letter addressed to Agent, on behalf of itself and Lenders, in form and substance reasonably satisfactory to Agent and subject to standard qualifications taken by nationally recognized accounting firms, signed by such accounting firm acknowledging that Agent and Lenders are entitled to rely upon such accounting firm's certification of such audited Financial Statements, and (iv) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters;

          (e) Management Letters. To Agent and Lenders, within (10) Business Days after receipt of by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants;

          (f) Default Notices. To Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of Borrower has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day;

          (g) SEC Filings and Press Releases. To Agent, promptly upon their becoming available, copies of: (i) all Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (iii) all press releases and other statements made available by any Credit Party to the public concerning material adverse changes or developments in the business of any such Person.

          (h) Senior Notes Notice. To Agent and Lenders, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to the Senior Notes, and, within two (2) Business Days after any executive officer of Ultimate Parent or

     Borrower obtains knowledge of any matured or unmatured event of default with respect to the Senior Notes, notice of such event of default;

          (i) Litigation. To Agent in writing, promptly upon any executive officer of Ultimate Parent or Borrower learning thereof, notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $500,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan and seeks remedies in excess of $500,000, (iv) alleges criminal misconduct by any Credit Party, or (v) alleges the violation of any law regarding, or seeks remedies in excess of $500,000 in connection with, any Environmental Liabilities and Costs,

          (j) Insurance Notice. To Agent, disclosure of losses or casualties required by Section 5.4 of this Agreement.

          (k) Default Notices. To Agent, copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located (other than Leased Stores), and (ii) such other notices or documents as Agent may request in its reasonable discretion; and

          (l) Other Documents. To Agent and Lenders, such other financial and other information respecting any Credit Party's business or financial condition as Agent or any Lender shall, from time to time, reasonably request.

                                   SCHEDULE H

                               COLLATERAL REPORTS

     Borrower shall deliver or cause to be delivered the following:

          (a) To Agent (and to any Lender requesting a copy of the same in writing after the Closing Date), upon its request and (i) as long as Borrower maintains excess Borrowing Availability equal to or not less than $25,000,000 no less frequently than 5 Business Days after the end of each Fiscal Month or (ii) as long as Borrower maintains excess Borrowing Availability less than $25,000,000 no less frequently than 12:00 p.m. (Chicago time) on Wednesday of each week, each of the following reports, each of which shall be prepared by the Borrower as of the last day of the immediately preceding Fiscal Month (if the requirement under item (i) above is applicable) or as of the last Friday of the immediately preceding week (if the requirement under item (ii) above is applicable) or the date 2 days prior to the date of any such request:

               (i) a Borrowing Base Certificate with respect to Borrower, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

               (ii) with respect to Borrower, a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

          (b) To Agent (and to any Lender requesting a copy of the same in writing after the Closing Date), on a daily basis, collateral reports with respect to Eligible Accounts, including all additions and reductions (cash and non-cash) with respect to Eligible Accounts of Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion each of which shall be prepared by the Borrower as of the immediately preceding day;

          (c) To Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Schedule G:

               (i) a reconciliation of the most recent Borrowing Base, general ledger and month-end Inventory reports of Borrower to Borrower's general ledger and monthly Financial Statements delivered pursuant to such Schedule G, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

               (ii) a listing of accounts payable and a reconciliation of those accounts payable to Borrower's general ledger and monthly Financial Statements delivered pursuant to Schedule G, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

               (iii) a reconciliation of the outstanding Loans as set forth in the monthly Loan Account statement provided by Agent to Borrower's general ledger and monthly Financial Statements delivered pursuant to Schedule G, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

          (d) To Agent, at the time of delivery of each of the quarterly Financial Statements delivered pursuant to Schedule G a list of any applications for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency which any Credit Party thereof has filed in the prior Fiscal Quarter;

          (e) Borrower, at its own expense, shall deliver to Agent, for Agent's inspection, the results of each physical verification, if any, which Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if an Event of Default shall have occurred and be continuing, Borrower shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require);

          (f) Borrower, at its own expense shall deliver to Agent and Lenders, if requested by Agent or Requisite Lenders, not more frequently than once each Fiscal Year, a review of Inventory owned by Borrower and held by Borrower and each Store Guarantor, prepared by Universal Asset-Based Services, Inc. or another appraiser acceptable to Agent, and Borrower, at its own expense, shall deliver to Agent such appraisals of its assets as Agent may request at any time after the occurrence and during the continuance of an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance, satisfactory to Agent; and

          (g) Borrower, at its own expense, shall deliver to Agent at least twice in each year at such times as requested by Agent an appraisal of Borrower's assets as of the last day of the Fiscal Month preceding such request (or such other time as requested by the Agent), provided, that (i) such appraisals shall be conducted by an appraiser selected by Agent and consented to by Borrower (which consent cannot be unreasonably withheld by Borrower), and shall be in form and substance, reasonably satisfactory to Agent; (ii) Borrower may, within 30 days following the receipt by Borrower of such appraisal, dispute the assumptions set forth therein by delivery of a written notice to Agent ("Notice of Dispute"); (iii) Agent shall use good faith efforts to resolve such dispute with Borrower within 15 days following the receipt by Agent of the Notice of Dispute, and (iv) until a resolution has been reached with respect to the assumptions in question, Agent, in its sole discretion, may implement Reserves to reflect the going-out-of-business appraisal then most recently delivered to Agent. Notwithstanding the foregoing, if an Event of Default has occurred or is continuing, Agent may select the appraiser without the consent of Borrower and items (ii)-(iv) above shall not be applicable.

                                   SCHEDULE I

                               FINANCIAL COVENANTS

     The Credit Parties shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

          (a) Maximum Capital Expenditures. The Credit Parties on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

                                                                 Maximum Capital
                                                                   Expenditures
                             Period                                 per Period
                             ------                                 ----------
        Fiscal Year ending in January of 2003                      $12,000,000
        Fiscal Year ending in January of 2004 and each             $30,000,000
        Fiscal Year thereafter

     provided, however, in the event the Credit Parties on a consolidated basis do not expend the entire amount of Maximum Capital Expenditures Per Period in any Fiscal Year, the Credit Parties may carry forward to the immediately succeeding Fiscal Year any unutilized portion, but not more than $3,000,000. All Capital Expenditures in any Fiscal Year shall first be applied against the then Current Maximum Capital Expenditure limit and then to the carry-forward amount."

          (b) Minimum Fixed Charges Coverage Ratio. Ultimate Parent shall have, on a consolidated basis, at the end of each Fiscal Quarter set forth below for the four Fiscal Quarters then ended, a Fixed Charges Coverage Ratio of not less than the following:

                                                               Fixed Charges
         Fiscal Quarter Ending:                                Coverage Ratio
         ----------------------                                --------------
         On or about the last day of January, 2002              0.75 to 1.0
         On or about the last day of April, 2002                0.70 to 1.0
         On or about the last day of July, 2002                 0.75 to 1.0
         On the last day of each Fiscal Quarter thereafter       1.0 to 1.0

          Unless otherwise specifically provided herein, any accounting term used in this Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a material change in the calculation of the financial covenants, standards or terms used in this Agreement or any other Loan Document, then the Credit Parties, Agent and Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Ultimate Parent and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that this Agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" mean (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (b) changes in accounting principles concurred in by Borrower's certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 and/or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal (but not the use) of any reserves established as a result of purchase accounting adjustments. If Agent, the Credit Parties and Requisite Lenders agree upon the required amendments, then after amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in this Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrower and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with this Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.

                                   SCHEDULE J

                                NOTICE ADDRESSES

(A)  If to Agent or GE Capital, at

         General Electric Capital Corporation
         500 West Monroe
         Chicago, Illinois 60661
         Attention: Wilsons Leather Account Manager
         Telecopier No.: (312) 463-3855
         Telephone No.: (312) 463-2257

         with copies to:

         Latham & Watkins
         233 South Wacker Drive
         Suite 5800
         Chicago, Illinois 60606
         Attention: David G. Crumbaugh
         Telecopier No.: (312) 993-9767
         Telephone No.: (312) 876-7660

         and

         General Electric Capital Corporation
         201 High Ridge Road
         Stamford, Connecticut 06927-5100
         Attention: Corporate Counsel
         Telecopier No.: (203) 316-7889
         Telephone No.: (203) 316-7552

(B)  If to Borrower, at

         Wilsons Leather Holdings Inc.
         7401 Boone Avenue North
         Brooklyn Park, Minnesota 55428
         Attention:  Chief Financial Officer
         Telecopier No.: (763) 391-4906
         Telephone No.: (763) 391-4000
         with copies to:

         Faegre & Benson LLP
         2200 Wells Fargo Center
         90 South Seventh Street Minneapolis, Minnesota 55402
         Attention: Susan Jacobson
         Telecopier No.: (612) 766-1600
         Telephone No.: (612) 766-6808

(C)  If to LaSalle, at

         LaSalle Retail Finance
         25 Braintree Hill Office Park
         Suite 205
         Braintree, MA 02184
         Attention: Wilsons Account Manager
         Telecopier No.: (781) 353-6101
         Telephone No.: (781) 353-6120

(D)  If to CIT, at:

         The CIT Group/Business Credit, Inc.
         1211 Avenue of the Americas
         New York, NY 10036
         Attention: Evelyn Kusold/Renee Singer
         Telecopier No.: (212) 536-1295
         Telephone No.: (212) 536-1208/1258

(E)      If to Wells Fargo, at:

         Wells Fargo Retail Finance, LLC
         One Boston Place, 18th Floor
         Boston, MA 02108
         Attention: Michael Winchester
         Telecopier No.: (617) 624-4456
         Telephone No.: (617) 523-4029

(F)  If to U.S. Bank, at:

         U.S. Bank National Association
         601 2nd Avenue South
         Internal No. MPFP0512
         Minneapolis, MN 55402
         Attention: Scott Singer
         Telecopier No.: (612) 973-0829
         Telephone No.: (612) 973-0594

                                EXHIBIT 1.1(a)(i)

                                     FORM OF
                       NOTICE OF REVOLVING CREDIT ADVANCE


----------, ------



General Electric Capital Corporation,
 for itself, as Lender, Term Lender, Swing Line Lender and as Agent for Lenders

500 West Monroe
Chicago, Illinois 60661

Attention:  [              ]

Re:  Revolving Credit Advance

Ladies and Gentlemen:

     The undersigned, Wilsons Leather Holdings Inc. ("Borrower"), refers to the Fourth Amended and Restated Credit Agreement, dated as of April 23, 2002 (the "Credit Agreement", the terms defined therein being used herein as therein defined), by and among Borrower, General Electric Capital Corporation, for itself, as Lender, Term Lender, Swing Line Lender and as Agent for Lenders, and Lenders, and hereby gives you notice, irrevocably, pursuant to Section 1.1 (a) of the Credit Agreement, that the undersigned hereby requests a Revolving Credit Advance under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Advance as required by Section 1.1(a) of the Credit Agreement:

I.   New Revolving Credit Advances

     (i)  The date of the requested Revolving Credit Advance is ________, _____.

     (ii) The amount of the requested Revolving Credit Advance is $________.

    (iii) The requested Revolving Credit Advance is [an Index Rate Loan] [a LIBOR Loan with a LIBOR Period of ____ days/months].

     The undersigned acknowledges that unless the undersigned shall also have complied with the requirements of Section 1.5(e) of the Credit Agreement, the requested Revolving Credit Advance shall bear interest by reference to the Index Rate.

                                Exh.1.1(a)(i)-1

II.  The requested Revolving Credit Advance is to be sent to:

                  [Name of Bank]
                  [City of Bank]
                  Beneficiary:
                  Account No.: [number]
                  ABA No.: [number]
                  Attn: [name]

     The undersigned hereby certifies that all of the conditions contained in
     Section 2.3 of the Credit Agreement have been satisfied on the date hereof, and will continue to be satisfied before and after giving effect to the Revolving Credit Advance and to the application of the proceeds therefrom.

                                       Very truly yours,

                                       WILSONS LEATHER HOLDINGS INC.


                                       By:
                                           -------------------------------------

                                       Name:
                                             -----------------------------------

                                       Title:
                                              ----------------------------------


                                Exh.1.1(a)(i)-2

                               EXHIBIT 1.1(a)(ii)

                                     FORM OF
                                 REVOLVING NOTE

$                                                                 April 23, 2002
 --------------------------

     FOR VALUE RECEIVED, the undersigned, WILSONS LEATHER HOLDINGS INC., a Minnesota corporation (hereinafter referred to as "Borrower"), hereby PROMISES TO PAY to the order of __________________________ ("Lender), at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent (in such capacity, "Agent"), at 500 West Monroe, Chicago, Illinois 60661 or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of __________________________________ DOLLARS ($ ), or, if less, the aggregate unpaid principal amount of all advances made to Borrower by Agent pursuant to
Section 1.1(a) of the Credit Agreement (as hereinafter defined) and represented by this Note together with interest on the unpaid principal amount of this Revolving Note outstanding from time to time from the date hereof at the rate or rates provided in the Credit Agreement.

     This Revolving Note is issued pursuant to that certain Fourth Amended and Restated Credit Agreement, dated as of April 23, 2002 among Borrower, Agent, Lender and the other Lenders named therein (as the same from time to time may be amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Loan Documents provided for therein, to which reference is hereby made for a statement of all of the terms and conditions under which the Revolving Loan evidenced hereby is made and is to be repaid and for a statement of Agent's and Lenders' remedies upon the occurrence and during the continuance of an Event of Default. All capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in Schedule A to the Credit Agreement.

     The principal amount of the indebtedness evidenced hereby shall be payable on June 30, 2005 and in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Credit Agreement.

     To the extent that this Revolving Note evidences Obligations outstanding under the Third Amended and Restated Credit Agreement dated as of June 19, 2001, this Revolving Note does not evidence a repayment and refunding or novation of such Obligations, and such Obligations are in all respects continuing.

     Upon and after the occurrence of an Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and, upon such declaration, immediately shall become, due and payable.


                                Exh.1.1(a)(ii)-1

     Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower to the fullest extent permitted by law.

     This Revolving Note shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Illinois, without regard to conflict of law provisions.

                                       WILSONS LEATHER HOLDINGS INC.



                                       By:
                                           -------------------------------------

                                       Name:
                                             -----------------------------------

                                       Title:
                                              ----------------------------------


                                Exh.1.1(a)(ii)-2

                                EXHIBIT 1.1(b)(i)

                                      FORM
                                 OF TERM B NOTE

$25,000,000                                                       April 23, 2002

     FOR VALUE RECEIVED, the undersigned, WILSONS LEATHER HOLDINGS INC., a Minnesota corporation (hereinafter referred to as "Borrower"), hereby PROMISES TO PAY to the order of __________________________ ("Lender"), at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent, (in such capacity, "Agent"), at 500 West Monroe, Chicago, Illinois 60661 or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of TWENTY FIVE MILLION DOLLARS ($25,000,000).

     This Term B Note is issued pursuant to that certain Fourth Amended and Restated Credit Agreement, dated as of April 23, 2002 among Borrower, Agent, Lender and the other Lenders named therein (as the same from time to time may be amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Loan Documents provided for therein, to which reference is hereby made for a statement of all of the terms and conditions under which the Term Loan B evidenced hereby is made and is to be repaid and for a statement of Agent's and Lenders' remedies upon the occurrence and during the continuance of an Event of Default. All capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in Schedule A to the Credit Agreement. The principal balance of the Term Loan B, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Term B Note.

     The principal amount of the indebtedness evidenced hereby shall be payable on June 30, 2005 and in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Credit Agreement.

     To the extent that this Term B Note evidences Obligations outstanding under the Third Amended and Restated Credit Agreement dated as of June 19, 2001, this Term B Note does not evidence a repayment and refunding or novation of such Obligations, and such Obligations are in all respects continuing.

     Upon and after the occurrence of an Event of Default, this Term B Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and, upon such declaration, immediately shall become, due and payable.


                                Exh.1.1(b)(i)-1

     Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower to the fullest extent permitted by law.

     This Term B Note shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Illinois, without regard to conflict of law provisions.

                                       WILSONS LEATHER HOLDINGS INC.



                                       By:
                                           -------------------------------------

                                       Name:
                                             -----------------------------------

                                       Title:
                                              ----------------------------------


                                Exh.1.1(b)(i)-2

                                EXHIBIT 1.1(c)(i)

                                     FORM OF
                          NOTICE OF SWING LINE ADVANCE

--------, -----

General Electric Capital Corporation,
 for itself as Lender, Term Lender, Swing Line Lender and as Agent for Lenders
500 West Monroe,
Chicago, Illinois 6066103

Attention:  [                   ]

Re:  Swing Line Advance

Ladies and Gentlemen:

     The undersigned, Wilsons Leather Holdings Inc. ("Borrower"), refers to the Fourth Amended and Restated Credit Agreement dated as of April 23, 2002 (the "Credit Agreement", the terms defined therein being used herein as therein defined), by and among Borrower, General Electric Capital Corporation, for itself, as Lender, Term Lender, Swing Line Lender and as Agent for Lenders, and Lenders, and hereby gives you notice, irrevocably, pursuant to Section 1.1(c) of the Credit Agreement, that the undersigned hereby requests a Swing Line Advance under the Credit Agreement, and in that connection sets forth below the information relating to such Swing Line Advance as required by Section 1.1(c) of the Credit Agreement:

I.   New Swing Line Advances

     (i)  The date of the requested Swing Line Advance is ________, ____.

     (ii) The amount of the requested Swing Line Advance is $_________.

II.  The requested Swing Line Advance is to be sent to:

                  [Name of Bank]
                  [City of Bank] Beneficiary:
                  Account No.: [number]
                  ABA No.: [number]
                  Attn:  [name]


                                Exh.1.1(c)(i)-1

     The undersigned hereby certifies that all of the conditions contained in
Section 2.3 of the Credit Agreement have been satisfied on the date hereof, and will continue to be satisfied before and after giving effect to the Swing Line Advance and to the application of the proceeds therefrom.

                                       Very truly yours,

                                       WILSONS LEATHER HOLDINGS INC.



                                       By:
                                           -------------------------------------

                                       Name:
                                             -----------------------------------

                                       Title:
                                              ----------------------------------


                                Exh.1.1(c)(i)-2

                               EXHIBIT 1.1(c)(ii)

                                     FORM OF
                                 SWING LINE NOTE

$10,000,000                                                       April 23, 2002


     FOR VALUE RECEIVED, the undersigned, WILSONS LEATHER HOLDINGS INC., a Minnesota corporation (hereinafter referred to as "Borrower"), hereby PROMISES TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as swing line lender, (in such capacity, "Swing Line Lender"), at 500 West Monroe, Chicago, Illinois 60661 or at such other place as Swing Line Lender may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of TEN MILLION DOLLARS ($10,000,000), or, if less, the aggregate unpaid principal amount (with any refunding of such amounts as provided in the Credit Agreement being deemed a repayment) of all advances made to Borrower by Agent pursuant to Section 1.1(c) of the Credit Agreement (as hereinafter defined) together with interest on the unpaid principal amount of this Swing Line Note outstanding from time to time from the date hereof at the rate or rates provided in the Credit Agreement

     This Swing Line Note is issued pursuant to that certain Fourth Amended and Restated Credit Agreement dated as of April 23, 2002 among Borrower, Agent, Swing Line Lender and the other Lenders named therein (as the same from time to time may be amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Loan Documents provided for therein, to which reference is hereby made for a statement of all of the terms and conditions under which the Swing Line Loan evidenced hereby is made and is to be repaid and for a statement of Agent's and Lenders' remedies upon the occurrence and during the continuance of an Event of Default. All capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in Schedule A to the Credit Agreement.

     The principal amount of the indebtedness evidenced hereby shall be payable on May 24, 2004 and in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Credit Agreement.

     To extent that this Swing Line Note evidences Obligations outstanding under the Third Amended and Restated Credit Agreement dated as of June 19, 2001, this Swing Line Note does not evidence a repayment and refunding or novation of such Obligations, and such Obligations are in all respects continuing.

     Upon and after the occurrence of an Event of Default, this Swing Line Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and, upon such declaration, immediately shall become, due and payable.


                                Exh.1.1(c)(ii)-1

     Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower to the fullest extent permitted by law.

     This Swing Line Note shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Illinois, without regard to conflict of law provisions.

                                       WILSONS LEATHER HOLDINGS INC.


                                       By:
                                           -------------------------------------

                                       Name:
                                             -----------------------------------

                                       Title:
                                              ----------------------------------


                                Exh.1.1(c)(ii)-2

                                 EXHIBIT 1.5(e)

                                FORM OF NOTICE OF
                             CONVERSION/CONTINUATION

------------, -----

General Electric Capital Corporation,
 for itself, as Lender, Term Lender, Swing Line Lender and as Agent for Lenders
500 West Monroe
Chicago, Illinois 60661

Attention:  [                ]

Re:  Continuation/Conversion Notice

Ladies and Gentlemen:

     The undersigned, Wilsons Leather Holdings Inc. ("Borrower"), refers to the Fourth Amended and Restated Credit Agreement, dated as of April 23, 2002 (the "Credit Agreement", the terms defined therein being used herein as therein defined), by and among Borrower, General Electric Capital Corporation, for itself, as Lender, Swing Line Lender and as Agent for Lenders, and Lenders, and hereby gives you notice, irrevocably, pursuant to Section 1.5(e) of the Credit Agreement.

     Subject to the terms and conditions of the Credit Agreement and all other Loan Documents, please:

         _____ convert for the benefit of Borrower on ________, _____, $_____________ of the outstanding principal amount of the Revolving Loan, currently a [Index][LIBOR] Rate Loan, into a [Index](LIBOR) Rate Loan [having an Interest Period of ______ days/month(s)];

         _____ continue for the benefit of Borrower on ___________, ______, $__________ of the outstanding principal amount of the Revolving Loan, currently a LIBOR Rate Loan, as a LIBOR Rate Loan having an Interest Period of _____ days/month(s);

     The undersigned hereby certifies that all of the statements contained in
Section 2.3 of the Credit Agreement have been satisfied on the date hereof, and will continue to be satisfied before and after giving effect to conversion/continuation described herein and to the application of the proceeds therefrom.

     IN WITNESS WHEREOF, this Conversion/Continuation Notice has been duly executed as of __________, _____.


                                  Exh.1.5(e)-1

                                       WILSONS LEATHER HOLDINGS INC.


                                       By:
                                           -------------------------------------

                                       Name:
                                             -----------------------------------

                                       Title:
                                              ----------------------------------


                                  Exh.1.5(e)-2

                                 EXHIBIT 4.1(b)

                                     FORM OF
                           BORROWING BASE CERTIFICATE



                                [Attached hereto]


                                  Exh.4.1(b)-1

                                 EXHIBIT 9.1(a)

                                     FORM OF
                              ASSIGNMENT AGREEMENT

     This Assignment Agreement (this "Agreement") is made as of ___________ __, ____ by and between __________________________________ ("Assignor Lender") and
________________________ ("Assignee Lender") and acknowledged and consented to by GENERAL ELECTRIC CAPITAL CORPORATION, as agent ("Agent"). All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Credit Agreement as hereinafter defined.

                                    RECITALS:

     WHEREAS, Wilsons Leather Holdings Inc., a Minnesota corporation, (the "Borrower"), the Credit Parties, Agent, Assignor Lender and other Persons signatory thereto as Lenders have entered into that certain Fourth Amended and Restated Credit Agreement dated as of April 23, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") pursuant to which Assignor Lender has agreed to make certain Loans to, and incur certain Letter of Credit Obligations and Eligible Trade L/C Obligations for Borrower;

          WHEREAS, Assignor Lender desires to assign to Assignee Lender [all/a portion] of its interest in the Loans (as described below), the Letter of Credit Obligations and Eligible Trade L/C Obligations and the Collateral and to delegate to Assignee Lender [all/a portion] of its Commitments and other duties with respect to such Loans, Letter of Credit Obligations, Eligible Trade L/C Obligations and Collateral;

          WHEREAS, Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender; and

          WHEREAS, Assignee Lender desires to appoint Agent to serve as agent for Assignee Lender under the Credit Agreement.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:


                                  Exh.9.1(b)-1

1.   ASSIGNMENT, DELEGATION, AND ACCEPTANCE

     1.1. Assignment. Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2), [all/such percentage] of Assignor Lender's right, title, and interest in [the Revolving Loan ], [the Term Loan B], [the Loans], [Letter of Credit Obligations], [Eligible Trade L/C Obligations], Loan Documents and Collateral as will result in Assignee Lender having as of the Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:

        Assignee Lender's Loans       Principal Amount           Pro Rata Share
        -----------------------       ----------------           --------------
Term Loan B                             $                                 %
Revolving Loan                          $                                 %

     1.2. Delegation. Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [all/a portion] of its Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to [100%/___%] of Assignor Lender's Commitment (such percentage representing a commitment of $ ___________).

     1.3. Acceptance by Assignee Lender. By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof. By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

     1.4. Effective Date. Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender will become a Lender under the Loan Documents as of [the date of this Agreement] ("Effective Date") and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below). [Interest and Fees accrued prior to the Effective Date are for the account of Assignor Lender, and Interest and Fees accrued from and after the Effective Date are for the account of Assignee Lender.]

2.   INITIAL PAYMENT AND DELIVERY OF NOTES

     2.1. Payment of the Assigned Amount. Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans as set forth above in Section 1.1 [together with accrued interest, fees and other amounts as set forth on Schedule 2.1] (the "Assigned Amount").


                                  Exh.9.1(b)-2

     2.2. Payment of Assignment Fee. [Assignor Lender and/or Assignee Lender] will pay to Agent, for its own account in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, the assignment fee in the amount of $3,500 (the "Assignment Fee") as required pursuant to Section 9.1(a) of the Credit Agreement.

     2.3. Execution and Delivery of Notes. Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Agent the Notes previously delivered to Assignor Lender for redelivery to Borrower and Agent will obtain from Borrower for delivery to [Assignor Lender and] Assignee Lender, new executed Notes evidencing Assignee Lender's [and Assignor Lender's respective] Pro Rata Share[s] in the Loans after giving effect to the assignment described in Section 1. Each new Note will be issued in the aggregate maximum principal amount of the [applicable] Commitments [of the Lender to whom such
Note is issued] OR [the Assignee Lender].

3.   REPRESENTATIONS, WARRANTIES AND COVENANTS

     3.1. Assignee Lender's Representations, Warranties and Covenants. Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and Agent:

          (a) This Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;

          (b) The execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

          (c) Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

          (d) Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of each Credit Party, has conducted its own evaluation of the Loans and Letter of Credit Obligations, the Loan Documents and each Credit Party's creditworthiness, has made its decision to become a Lender to Borrower under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;

          (e) Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans, the Letter of Credit Obligations and the Eligible Trade L/C Obligations for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender's property shall, subject to the terms of the Credit Agreement, be and remain within its control;

          (f) No future assignment or participation granted by Assignee Lender pursuant to Section 9.1 of the Credit Agreement will require Assignor Lender, Agent, or Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;


                                  Exh.9.1(b)-3

          (g) Assignee Lender has no loans to, written or oral agreements with, or equity or other ownership interest in any Credit Party;

          (h) Assignee Lender will not enter into any written or oral agreement with, or acquire any equity or other ownership interest in, any Credit Party without the prior written consent of Agent; and

          (i) As of the Effective Date, Assignee Lender (i) is entitled to receive payments of principal and interest in respect of the Obligations without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof, (ii) is not subject to capital adequacy or similar requirements under Section 1.16(a) of the Credit Agreement, (iii) does not require the payment of any increased costs under Section 1.16(b) of the Credit Agreement, (iv) is not unable to fund LIBOR Loans under Section 1.16(c) of the Credit Agreement, and (v) is not subject to any withholding taxes in accordance with Section 1.16(d) and Assignee Lender will indemnify Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from Assignee Lender's failure to fulfill its obligations under the terms of Section 1.15(c) of the Credit Agreement or from any other inaccuracy in the foregoing.

     3.2. .Assignor Lender's Representations, Warranties and Covenants. Assignor Lender hereby represents, warrants and covenants the following to Assignee
Lender:

          (a) Assignor Lender is the legal and beneficial owner of the Assigned Amount;

          (b) This Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;

          (c) The execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

          (d) Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

          (e)Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

          (f) This Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.


                                  Exh.9.1(b)-4

4.   LIMITATIONS OF LIABILITY

     Neither Assignor Lender (except as provided in Section 3.2) nor Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loans, Letter of Credit Obligations or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral, (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of any Credit Party or other obligor or the performance or observance by any Credit Party of its obligations under any of the Loan Documents. Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by any Credit Party. Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Agent any fiduciary relationship in respect of the Assignee Lender.

5.   FAILURE TO ENFORCE

     No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

6.   NOTICES

     Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

7.   AMENDMENTS AND WAIVERS

     No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Agent and Assignee Lender.

8.   SEVERABILITY

     Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.


                                  Exh.9.1(b)-5

In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

9.   SECTION TITLES

     Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

10.  SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.  APPLICABLE LAW

     THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

12.  COUNTERPARTS

     This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.


                            [signature page follows]


                                  Exh.9.1(b)-6

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ASSIGNEE LENDER:                                             ASSIGNOR LENDER:




By:                                       By:
    ------------------------------            ----------------------------------
Title:                                    Title:
       ---------------------------               -------------------------------

Notice Address:                            Notice Address:



ACKNOWLEDGED AND CONSENTED TO:

GENERAL ELECTRIC CAPITAL
CORPORATION

By:
    ------------------------------
Title:
       ---------------------------


ACKNOWLEDGED AND CONSENTED TO:

WILSONS LEATHER HOLDINGS INC.


By:
    ------------------------------
Title:
       ---------------------------



                                  Exh.9.1(b)-8

                                  SCHEDULE 2.1

Assignor Lender's Loans

Principal Amount

Revolving Loan                   $
                                  ----------------
Term Loan B                      $
                                  ----------------
Subtotal                         $
                                  ================
Accrued Interest                 $
                                  ----------------
Unused Line Fee                  $
                                  ----------------
Other + or -                     $
                                  ----------------
Total                            $
                                  ================

All determined as of the Effective Date.


                                  Exh.9.1(b)-8